UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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100 NE Adams Street
Peoria, Illinois 61629

May 2, 2015
Dear Fellow Stockholder:
I am pleased to invite you to attend Caterpillar’s annual meeting of stockholders on June 10, 2015. The meeting will be held at The Columbian Theatre, 521 Lincoln Avenue, Wamego, KS 66547 beginning at 8:00 a.m. We hope that you will attend the meeting, but whether or not you are planning to attend, we encourage you to vote your shares.
This booklet includes a formal notice of the meeting and the proxy statement which, among other things, provides information on Caterpillar’s corporate governance, executive compensation programs and the matters to be voted on at the meeting. The booklet also contains information about our business and 2014 financial performance. I encourage you to review the financial information contained in Appendix A.
If you wish to attend the meeting, you will need to request an admission ticket in advance. Procedures for requesting an admission ticket are described on page 52.
I thank you for your commitment to Caterpillar and urge you to vote your shares.

Sincerely yours,

Douglas R. Oberhelman Chairman and Chief Executive Officer

100 NE Adams Street
Peoria, Illinois 61629

Notice of Annual Meeting of Stockholders
of Caterpillar Inc.

Date: June 10, 2015
Time: 8:00 a.m.
Place: The Columbian Theatre, 521 Lincoln Avenue, Wamego, KS 66547

The items of business are:

▪	Elect as Directors the twelve nominees identified in this proxy statement, each for a term of one year.

▪	Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2015.

▪	Approve, on a non-binding advisory basis, the compensation of our named executive officers.

▪	Vote on four stockholder proposals described in this proxy statement, if properly presented at the meeting.

▪	Conduct any other business properly brought before the meeting or any adjournment or postponement of the meeting.

We initiated delivery of the proxy materials to stockholders on or about May 2, 2015. Stockholders at the close of business on April 13, 2015 will be entitled to notice of and to vote at the annual meeting and any adjournment or postponement. A list of registered stockholders is available at the Company’s headquarters in Peoria, Illinois.

By order of the Board of Directors

Christopher M. Reitz Corporate Secretary May 2, 2015

If you wish to attend the meeting, you will need to request an admission ticket in advance. Procedures for requesting an admission ticket are described on page 52.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 10, 2015: This Notice of Annual Meeting and Proxy Statement and the 2014 General and Financial Information are available at www.eproxyaccess.com/cat2015.

TABLE OF CONTENTS
PROXY SUMMARY
2014 Business Highlights
Corporate Governance Highlights
Executive Compensation Highlights
Meeting Agenda and Vote Recommendations

PROXY STATEMENT

CORPORATE GOVERNANCE INFORMATION
Corporate Governance Guidelines
Code of Conduct
Board Composition and Leadership Structure
Board’s Role in Risk Oversight
Board Meetings and Committees
Director Nominations and Evaluations
Director Independence Determinations
Communication with the Board
Investor Outreach
Sustainability
Political Contributions
Talent Management and Succession Planning
Related Party Transactions
Audit Fees and Approval Process
Audit Committee Report

EXECUTIVE COMPENSATION INFORMATION
Compensation Discussion and Analysis
Compensation and Human Resources Committee Report
Executive Compensation Tables
Potential Payments Upon Termination or Change in Control
Director Compensation
Compensation Risk

MANAGEMENT PROPOSALS
Proposal 1 -	Election of Directors
Proposal 2 -	Ratification of our Independent Registered Public Accounting Firm
Proposal 3 -	Advisory Vote on Executive Compensation

STOCKHOLDER PROPOSALS
Proposal 4 -	Independent Board Chairman
Proposal 5 -	Stockholder Right to Act by Written Consent
Proposal 6 -	Review of Global Corporate Standards
Proposal 7 -	Review of Human Rights Policy

OTHER IMPORTANT INFORMATION
Persons Owning More than Five Percent of Caterpillar Common Stock
Security Ownership of Executive Officers and Directors
Section 16(a) Beneficial Ownership Reporting Compliance
Matters Raised at the Annual Meeting not Included in this Statement
Stockholder Proposals and Director Nominations for the 2016 Annual Meeting
Access to Form 10-K
Frequently Asked Questions Regarding Meeting Attendance and Voting
Admission and Ticket Request Procedure

PROXY SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider. You should read the complete proxy statement and appendix before voting.

2014 Business Highlights
Strong Operating Performance. Despite slightly lower sales, emphasis on cost management, operational execution and cash flow helped us deliver better profit per share than 2013.

Cash Returns to Stockholders. In June of 2014, we increased our quarterly dividend by 17 percent to $0.70 per share, marking 21 consecutive years that we have paid higher dividends to our stockholders. We also repurchased $4.2 billion of our common stock in 2014.

Market Position Strength. For the fourth year in a row, we improved our market position for machines.

Corporate Governance Highlights

BOARD STRUCTURE AND LEADERSHIP	SUSTAINABILITY

Our Chief Executive Officer also serves as the Chairman of the Board and we have an independent director who is elected by the Board to serve as the Presiding Director, with broad authority and responsibility over Board governance and operations. Eleven of our twelve director nominees are independent. See "Board Composition and Leadership Structure" on page 5 for more information.

We seek to provide products and solutions that make productive and efficient use of natural resources and reduce unnecessary impacts on the environment and the communities where we work and live. Our operational goals include a focus on energy conservation, reductions in greenhouse gas emissions and water and by-product materials management. See “Sustainability” on page 10 for more information.

INVESTOR OUTREACH	CODE OF CONDUCT

We conduct an annual governance review and engage investors throughout the year to ensure that management and the Board understand and consider the issues that matter most to our stockholders. After considering feedback received from investors over the past year, we adopted a new human rights policy. See "Investor Outreach" on page 10 for more information.

Our code of conduct is called “Our Values in Action” and is the foundation of our corporate existence. Our Values in Action apply to all members of the Board and to all management and employees worldwide and embody the high ethical standards that Caterpillar has upheld since its formation in 1925. See "Code of Conduct" on page 5 for more information.

BOARD RISK OVERSIGHT

Our Board has oversight for risk management with a focus on the most significant risks facing the Company, including strategic, operational, financial, legal and compliance risks. See "Board’s Role in Risk Oversight" on page 6 for more information.

Executive Compensation Highlights
Our executive compensation programs are designed to align the actions of our Executive Officers with the long-term interests of our stockholders based on two fundamental principles: Pay for Performance and Pay at Risk. To that end, we structure the majority of our executive compensation around four objectives which we believe reflect our Pay for Performance and Pay at Risk philosophy:

1.	Base salary is targeted to be the smallest component of total direct compensation.

2.	Short-term incentive compensation is based on annual corporate and business unit performance.

3.	Long-term incentive compensation is based on Company performance.

4.	Equity is a significant percentage of compensation.

The table below includes some, but not all, of the information included in the Summary Compensation Table.

NEO	Salary	Long and Short- Term Cash Incentives	Stock and Stock Option Awards	Total of All Columns
Douglas R. Oberhelman, Chairman & CEO	$1,600,008	$4,913,288	$8,377,481	$14,890,777
Bradley M. Halverson, Group President & CFO	$755,202	$1,501,537	$2,392,921	$4,649,660
Stuart L. Levenick, Group President *	$925,584	$1,845,771	$2,560,624	$5,331,979
Edward J. Rapp, Group President	$872,424	$1,961,564	$2,560,624	$5,394,612
D. James Umpleby III, Group President	$755,202	$1,847,136	$2,527,089	$5,129,427
* Mr. Levenick retired effective February 1, 2015.

Meeting Agenda and Vote Recommendations

Company Proposals	Board Recommendation
Election of Directors	FOR each Nominee
Ratification of our Independent Registered Public Accounting Firm	FOR
Advisory Vote on Executive Compensation	FOR
Stockholder Proposals
Independent Board Chairman	AGAINST
Stockholder Right to Act by Written Consent	AGAINST
Review of Global Corporate Standards	AGAINST
Review of Human Rights Policy	AGAINST
Transact other business that properly comes before the meeting

Election of Directors (Proposal 1)
You will find important information in “Proposal 1 - Election of Directors” on page 38 about the qualifications and experience of each of the director nominees whom you are being asked to elect. The Public Policy and Governance Committee performs an annual assessment to determine that our directors have the skills and experience to effectively oversee the Company. All of our directors have proven track records of leadership, sound judgment, integrity and a commitment to the success of our Company.

Nominee	Age	Director Since	Principal Occupation	Independent
David L. Calhoun	58	2011	Senior Managing Director of The Blackstone Group, L.P.	Yes
Daniel M. Dickinson	53	2006	Managing Partner of HCI Equity Partners	Yes
Juan Gallardo	67	1998	Chairman of Organización CULTIBA, S.A.B. de C.V.	Yes
Jesse J. Greene, Jr.	70	2011	Instructor at Columbia Business School and former Vice President of Financial Management and Chief Financial Risk Officer of International Business Machines Corporation	Yes
Jon M. Huntsman, Jr.	55	2012	Former United States Ambassador to China and former Governor of Utah	Yes
Dennis A. Muilenburg	51	2011	Vice Chairman, President and Chief Operating Officer of The Boeing Company	Yes
Douglas R. Oberhelman	62	2010	Chairman and CEO of Caterpillar Inc.	No
William A. Osborn	67	2000	Former Chairman and CEO of The Northern Trust Corporation	Yes
Debra L. Reed	59	--	Chairman and CEO of Sempra Energy	Yes
Edward B. Rust, Jr.	64	2003	Chairman and CEO of State Farm Mutual Automobile Insurance Company	Yes
Susan C. Schwab	60	2009	Professor at the University of Maryland School of Public Policy and a Strategic Advisor for Mayer Brown LLP; former United States Trade Representative	Yes
Miles D. White	60	2011	Chairman and CEO of Abbott	Yes

Ratification of our Independent Registered Public Accounting Firm (Proposal 2)
As a matter of good corporate governance, we are asking our stockholders to ratify the selection of PricewaterhouseCoopers as our independent registered public accounting firm for 2015.
Additional information regarding “Proposal 2 - Ratification of our Independent Registered Public Accounting Firm” appears on page 41.

Advisory Vote on Executive Compensation (Proposal 3)
Our stockholders have the opportunity to cast a non-binding, advisory vote on the compensation of our named executive officers. Last year stockholders overwhelmingly supported our compensation program. In evaluating this proposal, we recommend that you review our Compensation Discussion and Analysis, which explains how and why the Compensation and Human Resources Committee arrived at its executive compensation actions and decisions for 2014.
Additional information regarding “Proposal 3 - Advisory Vote on Executive Compensation” appears on page 41.

Stockholder Proposals (Proposals 4 - 7)
You will be asked to consider four stockholder proposals involving (i) Independent Board Chairman, (ii) Stockholder Right to Act by Written Consent, (iii) a Review of Global Corporate Standards and (iv) a Review of Human Rights Policy.

Even if you plan to attend our annual meeting in person, please cast your vote as soon as possible by:
using the Internet at www.caterpillar.com/proxymaterials
scanning this QR code to vote with your mobile device
calling the number included on your proxy card or notice
mailing your signed proxy or voting instruction form

PROXY STATEMENT
The Board of Directors (Board) of Caterpillar Inc. (Caterpillar, Company, we or us) is providing the notice, proxy statement and proxy card (Proxy Materials) in connection with the Company’s solicitation of proxies to be voted at the 2015 annual meeting of stockholders (Annual Meeting) to be held on June 10, 2015, at The Columbian Theatre, 521 Lincoln Avenue, Wamego, KS 66547 at 8:00 a.m., and at any adjournment or postponement of the meeting.

Voting your shares is an important way to participate in the governance of your Company. If your Caterpillar shares are held for you in a brokerage, bank or other institutional account, you are considered the beneficial owner of those shares. Your broker is not permitted to vote on your behalf on the election of directors and other matters to be considered at the Annual Meeting (except ratification of the selection of our independent auditors for 2015), unless you provide specific instructions by completing and returning the voting instruction form or following the instructions provided to you for voting your shares via telephone, mobile device or the Internet. For your vote to be counted, you must communicate your voting decisions to your broker, bank or other financial institution before the date of the Annual Meeting. If you have any questions about the proxy voting process, please contact the broker, bank or other financial institution where you hold your shares. See “Frequently Asked Questions Regarding Meeting Attendance and Voting” on page 48 for information on how to vote your shares.

Proxy Materials or a Notice of Internet Availability were first sent to stockholders on or about May 2, 2015. If you received a Notice of Internet Availability and would like to receive a paper copy of the proxy materials, please follow the instructions included in the Notice of Internet Availability. If you received a paper copy of the proxy materials and would like to register to receive a Notice of Internet Availability in the future, you can do so by any of the following methods:

•	Internet - Go to www.eproxyaccess.com/cat2015 and follow the registration instructions.

•	Telephone - From within the United States or Canada, call us free of charge at 1-888-216-1280. From locations outside the United States or Canada, please call +1-215-521-1341.

•
Email - Send us an email at cat@eproxyaccess.com. Include the control number from your paper copy as the subject line and indicate that you wish to receive a Notice of Internet Availability and whether your request is for this meeting only or for all future meetings.

CORPORATE GOVERNANCE INFORMATION

Corporate Governance Guidelines
Our Board has adopted Guidelines on Corporate Governance Issues (Corporate Governance Guidelines), which are available on our website at www.caterpillar.com/governance. The guidelines reflect the Board’s commitment to oversee the effectiveness of policy and decision-making both at the Board and management level, with a view to enhancing stockholder value over the long-term.

Code of Conduct
Caterpillar’s code of conduct is called “Our Values in Action.” Integrity, Excellence, Teamwork, Commitment and Sustainability are the core values identified in the code and are the foundation for Caterpillar’s corporate existence. Our Values in Action apply to all members of the Board and to management and employees worldwide. These values embody the high ethical standards that Caterpillar has upheld since its formation in 1925. Our Values in Action is available on our website at www.caterpillar.com/code.

The Audit Committee has established a means for the anonymous reporting (where permitted by law) of (i) suspected or actual violations of the code of conduct, our enterprise policies or applicable laws, including those related to accounting practices, internal controls or auditing matters and procedures; (ii) theft or fraud of any amount; (iii) insider trading; (iv) performance and execution of contracts; (v) conflicts of interest; (vi) violations of securities and antitrust laws; and (vii) violations of the Foreign Corrupt Practices Act.

Any employee, supplier, customer, stockholder or other interested party can submit a report via the following methods:

•	Direct Telephone: 309-494-4393 (English only)

•	Call Collect Helpline: 770-582-5275 (language translation available)

•	Confidential Fax: 309-494-4818

•	Email: BusinessPractices@CAT.com

•	Internet: www.caterpillar.com/obp

Board Composition and Leadership Structure
The 2015 director nominees consist of one nominee who serves as a member of management and eleven non-employee nominees. The non-employee director nominees are skilled and experienced leaders in business, education, government and public policy. They currently serve or have served as chief executives and members of senior management of large public and private for profit companies; as leaders of numerous nonprofit organizations; as U.S. federal and state government officials; and as members of academia. In these roles, the non-employee director nominees have been called upon to ask hard questions of management and provide advice on complex issues. Biographical information and qualifications of our director nominees are included under “Proposal 1 - Election of Directors” on page 38.

Directors are elected at each annual meeting to serve for a one-year term and until their respective successors are duly elected and qualified, subject to their earlier death, resignation or removal. In uncontested elections, directors are elected by a majority of the votes cast for such director. If an incumbent director does not receive a greater number of “for” votes than “against” votes, then such director must tender his or her resignation to the Board. In contested elections, directors are elected by a plurality vote. Directors must retire at the end of the calendar year in which they reach the age of 72. If any nominee is unavailable for election, proxy holders will vote for another nominee proposed by the Board or, as an alternative, the Board may reduce the number of directors to be elected at the Annual Meeting.

The Board has elected the Chief Executive Officer as the Chairman of the Board. The Board has further elected the Chairman of the Public Policy and Governance Committee (PPGC) as the Presiding Director. The Presiding Director’s duties and responsibilities include: (i) presiding at all meetings of the Board at which the Chairman is not present; (ii) serving as a liaison between the Chairman and the independent directors; (iii) approving information sent to the Board; (iv) approving meeting agendas for the Board; (v) approving meeting schedules to assure that there is sufficient time for discussion of all agenda items; (vi) authority to call meetings of the independent directors; and (vii) if requested by major stockholders, ensuring that he is available for consultation and direct communication. All directors play an active role in overseeing the Company’s business both at the Board and committee levels.

The Board believes that this leadership structure - a combined Chairman of the Board and Chief Executive Officer (CEO), a Presiding Director, active and strong non-employee directors and committees comprised entirely of independent directors - is the most effective for the Company at this time. The Company’s business is complex, and its products are sold in more than 180 countries around the world. Because the CEO is closest to the many facets of the business, the Board believes the CEO is in the best position to lead most effectively and to serve in the critical role of Chairman of the Board. In addition, having a Chairman who also serves as the CEO allows timely communication with the Board on critical business matters given the complexity and global reach of our business. Further, most of the Company’s products are sold through an extensive network of independent dealers around the world. Our dealership business model has historically required our CEO to have strong relationships with the leaders of our dealers. Having a single person as both Chairman of the Board and CEO ensures that the Company is represented by a single voice to dealers, stockholders, employees and other stakeholders.

Board’s Role in Risk Oversight
The Board has oversight for risk management with a focus on the most significant risks facing the Company, including strategic, operational, financial and legal compliance risks. The Board’s risk oversight process builds upon management’s risk assessment and mitigation processes, which include an enterprise risk management program, regular internal management disclosure committee meetings, code of business conduct, quality standards and processes, an ethics and compliance office and comprehensive internal and external audit processes. The Board implements its risk oversight function both as a full Board and through delegation to Board committees, which meet regularly and report back to the full Board. Throughout the year, the Board and the committees to which it has delegated responsibility dedicate a portion of their meetings to review and discuss specific risk topics in greater detail. Strategic and operational risks are regularly discussed at Board meetings. The Board has delegated responsibility for the oversight of specific risks to Board committees as follows:

Audit Committee	•	Policies and processes relating to the financial statements, financial reporting, accounting and internal auditing functions of the Company and independent auditors
	•	Enterprise risk management and the Company’s ethics and compliance program
	•	Computerized information system controls and related security, litigation and tax related matters
	•	Hedging and derivatives practices
Compensation and Human Resources Committee	•	Compensation philosophy and programs
	•	Global workforce matters
Public Policy and Governance Committee	•	Governance structure and processes and related person transactions
	•	Environmental, health and safety risks
	•	Political and charitable activities and reputational risks

The Board believes that its leadership structure, discussed above, supports the risk oversight function of the Board.

Board Meetings and Committees
The Board held seven meetings during 2014. The independent directors generally meet in executive session as part of each regularly scheduled Board meeting, with the Presiding Director serving as Chairman. Each director attended at least 75 percent of the total meetings of the Board and committee on which he or she served. Absent unavoidable conflict, directors are expected to attend the Annual Meeting. All directors attended the 2014 Annual Meeting.

During 2014, the Board had three standing committees: Audit, Compensation and Human Resources and Public Policy and Governance. Each committee meets periodically throughout the year, reports its actions and recommendations to the Board, receives reports from management, annually evaluates its performance and has the authority to retain outside advisors at its discretion. The current primary responsibilities of each committee are summarized below and set forth in more detail in each committee’s written charter, which can be found on Caterpillar’s website at www.caterpillar.com/governance. All committee members are independent under Company, NYSE and SEC standards applicable to Board and committee service, and the Board has determined that each member of the Audit Committee is an “audit committee financial expert” as defined under SEC rules.

Audit Committee
•	Selects and oversees the independent auditors
•	Oversees our financial reporting activities, including our financial statements, annual report and the accounting standards and principles
•	Discusses with management the Company’s risk assessment and risk management framework
•	Approves audit and non-audit services provided by the independent auditors
•	Reviews the organization, scope and effectiveness of our internal audit function and our disclosure and internal controls
•	Sets parameters for, and monitors the Company’s hedging and derivatives practices
•	Provides oversight for the Company’s ethics and compliance programs
•	Monitors the Company’s litigation and tax compliance
Number of Meetings in 2014: 11

Compensation and Human Resources Committee
•	Recommends the CEO’s compensation to the Board and establishes the compensation of other executive officers
•	Establishes, oversees and administers the Company’s equity compensation and employee benefit plans
•
Reviews incentive compensation arrangements to ensure that incentive pay does not encourage unnecessary risk-taking and reviews and discusses the relationship between risk management policies and practices, corporate strategy and executive compensation

•	Recommends to the Board the compensation of directors
•	Provides oversight of the Company’s diversity and immigration practices and employee relations
•	Furnishes an annual Compensation and Human Resources Committee Report on executive compensation and approves the Compensation Discussion and Analysis section in the Company’s proxy statement
Number of Meetings in 2014: 10

Public Policy and Governance Committee
•	Makes recommendations to the Board regarding the size and composition of the Board and its committees, and the criteria to be used for the selection of candidates to serve on the Board
•	Discusses and evaluates the qualifications of potential and incumbent directors and recommends the slate of director candidates to be nominated for election at the Annual Meeting
•	Leads the Board in its annual self-evaluation process
•	Oversees the Company’s officer succession planning
•	Oversees the Company’s environmental, health and safety activities, including the Company’s sustainable development initiatives
•	Oversees the corporate governance structure
•
Oversees matters of domestic and international public policy affecting the Company’s business, such as trade policy and international trade negotiations and major global legislative and regulatory developments

•	Annually reviews the Company’s charitable and political contributions and policies
•	Oversees investor and community relations
Number of meetings in 2014: 6

Committee Membership (as of January 1, 2015)
	Audit	Compensation & Human Resources	Public Policy & Governance
David L. Calhoun
Daniel M. Dickinson
Juan Gallardo
Jesse J. Greene, Jr.
Jon M. Huntsman, Jr.
Dennis A. Muilenburg				= Chairman
Douglas R. Oberhelman				= Member
William A. Osborn
Edward B. Rust, Jr.
Susan C. Schwab
Miles D. White

Director Nominations and Evaluations
Process for Nominating and Evaluating Directors
Each director is responsible for overseeing the Company’s business consistent with his or her fiduciary duty to stockholders. This responsibility requires highly skilled individuals with various qualities, attributes and professional experience. The Board and the PPGC consider the qualifications of incumbent directors and director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future needs.

The PPGC solicits and receives recommendations for potential director candidates from the Board and management. In its assessment of each potential candidate, the PPGC considers each candidate’s integrity, honesty, judgment, independence, accountability, willingness to express independent thought, understanding of the Company’s business and other factors that the PPGC determines are pertinent in light of the current needs of the Board. Candidates must have successful leadership experience and stature in their primary fields, with a background that demonstrates an understanding of business affairs as well as the complexities of a large, publicly held company. In addition, candidates must have a demonstrated ability to think strategically and make decisions with a forward-looking focus and the ability to assimilate relevant information on a broad range of complex topics. Moreover, candidates must have the ability to devote the time necessary to meet director responsibilities and serve on no more than five public company boards in addition to the Company’s Board.

The following table summarizes certain key characteristics of the Company’s businesses and the associated qualifications, skills and experience that the PPGC believes should be represented on the Board.

Business Characteristics		Qualifications, Skills and Experience
•	The Company’s businesses involve acquisitions and financial transactions in many countries and in many currencies.	•	High level of financial literacy
		•	Mergers and acquisitions experience
•	The Company is a global manufacturer with products sold in over 180 countries around the world.	•	Manufacturing or logistics experience
		•	Broad international exposure
		•	Relevant executive experience
		•	Diversity of race, ethnicity, gender, cultural background or professional experience
•	Demand for many of the Company’s products is tied to conditions in the global commodity, energy, construction and transportation markets.	•	Experience in the evaluation of global economic conditions
		•	Knowledge of commodity, energy, construction or transportation markets
•	The Company’s businesses require compliance with a variety of regulatory requirements across a number of countries and is impacted by the policies of various governmental entities.	•	Governmental and international trade expertise
•	The Board’s responsibilities include understanding and overseeing the various risks facing the Company and ensuring that appropriate policies and procedures are in place to effectively manage risk.	•	Risk oversight/management expertise

The Board values diversity of talents, skills, abilities and experiences and believes that Board diversity of all types provides significant benefits to the Company. Although the Board has no specific diversity policy, the PPGC may also consider the diversity of the Board and potential director candidates in selecting new director candidates. Based on a review of the current composition of the Board of Directors, the Board determined that the addition of Debra L. Reed, Chairman and CEO of Sempra Energy, would enhance the Board’s effectiveness.

Stockholder Nominations
The PPGC also considers unsolicited inquiries and director nominees recommended by stockholders. Recommendations should be sent to the Corporate Secretary at 100 NE Adams Street, Peoria, Illinois 61629. Stockholders may nominate a director candidate to serve on the Board by following the procedures described in our bylaws. Deadlines for stockholder nominations for Caterpillar’s 2016 annual meeting of stockholders are included in the “Stockholder Proposals and Director Nominations for the 2016 Annual Meeting” section on page 48.

Director Independence Determinations
The Company’s Corporate Governance Guidelines establish that no more than two non-independent directors may serve on the Board at any point in time. A director is “independent” if he or she has no direct or indirect material relationship with the Company or with senior management of the Company and their respective affiliates. Annually, the Board makes an affirmative determination regarding the independence of each director based upon the recommendation of the PPGC and in accordance with the standards in the Company’s Corporate Governance Guidelines, which are available on our website at www.caterpillar.com/governance.

Applying these standards, the Board determined that each of the directors met the independence standards except Mr. Oberhelman, who is a current employee of the Company.

Communication with the Board
You may communicate with any of our directors, our Board as a group, our non-management directors as a group or any Board committee as a group by sending an email to Directors@CAT.com or by mail to Caterpillar Inc. c/o Corporate Secretary at 100 NE Adams Street, Peoria, Illinois 61629. The Board has delegated to the Corporate Secretary, or his designee, responsibility for determining, in his discretion, whether the communication is appropriate for consideration. According to the policy adopted by the Board, the Corporate Secretary is required to direct all communications regarding personal grievances, administrative matters, the conduct of the Company’s ordinary business operations, billing issues, product or service related inquiries, order requests and similar issues to the appropriate individual within the Company. All other communications are to be submitted to the Board as a group, to the particular director to whom it is directed or, if appropriate, to the Presiding Director or committee the Corporate Secretary believes to be the most appropriate recipient. If a legitimate communication is sent, you will receive a written acknowledgement from the Corporate Secretary’s office confirming receipt of your communication.

Investor Outreach
We conduct an annual governance review and investor outreach throughout the year to ensure that management and the Board understand and consider the issues that matter most to our stockholders. During 2014, the Company conducted proactive investor outreach programs, including attending 13 investor conferences as well as other meetings with the investment community and meeting one-on-one or in small groups with nearly 400 investors. Additionally, the Company periodically engages investors to discuss specific matters of importance to stockholders. We value our dialogue with our stockholders and believe our annual outreach efforts, which are in addition to the other communication channels available to our stockholders, help ensure our corporate governance practices continue to evolve and reflect the insights and perspectives of our many stakeholders.

Sustainability
We seek to provide work environments, products, services and solutions that make productive and efficient use of natural resources and reduce unnecessary impacts on the environment and the communities where we work and live. Our sustainability practices are focused on ways to maximize the life cycle benefits of our products while minimizing the economic, social and environmental costs of ownership. To this end, we are building engines that are more fuel efficient and have lower emissions, collaborating with customers to increase jobsite efficiency and growing our remanufacturing business, which keeps nonrenewable resources in circulation for multiple lifecycles. In addition, our operational goals include a focus on energy conservation and resources, greenhouse gas emissions reductions, water management and by-product materials management. Caterpillar was named to the 2014 Dow Jones Sustainability Indices, recognizing Caterpillar as a sustainability leader in the Industrial Engineering sector. Our annual Sustainability Report highlights our progress towards these goals and our ongoing commitment to sustainability. To learn more about the Company’s sustainability efforts, please view our Sustainability Report by visiting reports.caterpillar.com.

Political Contributions
We currently disclose on our website www.caterpillar.com/contributions a description of our oversight process for political contributions and an itemized list of corporate and employee PAC contributions to federal and state political candidates.

Talent Management and Succession Planning
The Board is actively engaged and involved in talent management. This includes a detailed review of the Company’s global leadership and succession plans with a focus on key positions at the senior officer level.

In addition, the committees of the Board regularly discuss the talent pipeline for specific critical roles. High potential leaders are given exposure and visibility to Board members through formal presentations and informal events. More broadly, the Committees of the Board are regularly updated on key talent indicators for the overall workforce, including diversity, recruiting and development programs.

Related Party Transactions
Caterpillar’s Board has adopted a written process governing the approval of transactions that are expected to exceed $120,000 in any calendar year and that involve both the Company and any director, executive officer or their immediate family members. Under the process, all such transactions must be approved in advance by the PPGC.

Prior to entering into such a transaction, the director or officer must submit the details of the proposed transaction to the Company’s chief legal officer, including whether the related person or his or her immediate family member has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of an entity involved in the transaction). The chief legal officer will then submit the matter to the PPGC for its consideration.

Based on information provided by the directors, the executive officers, and the chief legal officer, the PPGC determined that there are no related party transactions required to be disclosed in this proxy statement.

Audit Fees and Approval Process
Pre-Approval Process
The Audit Committee pre-approves all audit and non-audit services to be performed by the independent auditors. It has policies and procedures in place designed to ensure that the Company complies with the requirements for pre-approval set forth in the Sarbanes-Oxley Act and the SEC rules regarding auditor independence. These policies and procedures provide a mechanism whereby management can request and secure pre-approval of audit and non-audit services in an orderly manner with minimal disruption to normal business operations. The policies and procedures are detailed as to the particular service and do not delegate the Audit Committee’s responsibility to management. These policies and procedures address any service provided by the independent auditors and any audit or audit-related services to be provided by any other audit service provider. The pre-approval process includes an annual and interim component.

Annual Pre-Approval Process
Annually, not later than the Audit Committee meeting held in February of each year, management and the independent auditors jointly submit a service matrix of the types of audit and non-audit services that management may wish to have the independent auditors perform for the year. The service matrix categorizes the types of services by audit, audit-related, tax and all other services. Management and the independent auditors jointly submit an annual pre-approval limits request. The request lists aggregate pre-approval limits by service category. The request also lists known or anticipated services and associated fees. The Audit Committee approves or rejects the pre-approval limits and each of the listed services on the service matrix.

Interim Pre-Approval Process
During the course of the year, the Audit Committee chairman has the authority to pre-approve requests for services that were not approved in the annual pre-approval process. However, all services, regardless of fee amounts, are subject to restrictions on the services allowable under the Sarbanes-Oxley Act and SEC rules regarding auditor independence. In addition, all fees are subject to ongoing monitoring by the Audit Committee.

Independent Registered Public Accounting Firm Fee Information
Fees for professional services provided by our independent auditors included the following (in millions):

	2014	2013
Audit Fees [1]	$32.7	$32.4
Audit-Related Fees [2]	1.2	1.2
Tax Compliance Fees [3]	0.6	0.9
Tax Planning and Consulting Fees [4]	0.2	0.3
All Other Fees [5]	23.5	0.2
TOTAL	$58.2	$35.0

1
“Audit Fees” principally includes audit and review of financial statements (including internal control over financial reporting), statutory and subsidiary audits, SEC registration statements, comfort letters and consents.

2
“Audit-Related Fees” principally includes attestation services requested by management, accounting consultations, pre- or post- implementation reviews of processes or systems and audits of employee benefit plan financial statements. Total fees paid directly by the benefit plans, and not by the Company, were $0.9 in 2014 and $0.7 in 2013 and are not included in the amounts shown above.

3	“Tax Compliance Fees” includes, among other things, statutory tax return preparation and review and advice on the impact of changes in local tax laws.
4	“Tax Planning and Consulting Fees” includes, among other things, tax planning and advice and assistance with respect to transfer pricing issues.
5
On April 2, 2014, Booz & Company combined with PricewaterhouseCoopers, our independent registered public accounting firm, and was renamed Strategy&. As of the date of the combination, Strategy& was providing and continues to provide strategy consulting services to the Company. Included in “All Other Fees” are fees of $23.5 for strategy consulting services provided by Strategy& to the Company for the period from April 2, 2014 through December 31, 2014.

Audit Committee Report
The Audit Committee is comprised entirely of independent directors (as defined for members of an audit committee in SEC rules and the NYSE listing standards) and operates under a written charter adopted by the Board, a copy of which is available on our website at www.caterpillar.com/governance. Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with standards established by the Public Company Accounting Oversight Board (PCAOB). The Audit Committee is responsible for monitoring these processes. In this regard, the Audit Committee meets periodically with management, the internal auditors and the independent auditors. The Audit Committee has the authority to conduct or authorize investigations into any matters within the scope of its responsibilities and the authority to retain outside counsel, experts and other advisors as it determines appropriate to assist it in conducting any investigations. The Audit Committee is responsible for selecting and, if appropriate, replacing the current independent auditors, PricewaterhouseCoopers LLP, including the lead audit partner.

The Audit Committee has discussed with the Company’s independent auditors the overall scope and execution of the independent audit and has reviewed and discussed the audited financial statements with management. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States. Discussions about the Company’s audited financial statements included the auditors’ judgments about the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with the independent auditors other matters required by PCAOB auditing standards. Management, the internal auditors and the independent auditors also made presentations to the Audit Committee throughout the year on specific topics of interest, including the Company’s: (i) enterprise risk assessment process; (ii) information technology systems and controls; (iii) income tax strategy and risks; (iv) derivatives policy and usage; (v) benefit plan fund management; (vi) 2014 integrated audit plan; (vii) updates on completion of the audit plan; (viii) critical accounting policies; (ix) assessment of the impact of new accounting guidance; (x) compliance with the internal controls required under Section 404 of the Sarbanes-Oxley Act; (xi) ethics and compliance program; (xii) risk management initiatives and controls for various acquisitions and business units; (xiii) strategy and management of the implementation of new systems; and (xiv) cyber security.

The independent auditors provided to the Audit Committee the written communications required by applicable standards of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed the independent auditors’ independence with management and the auditors. The Audit Committee concluded that the independent auditors’ independence had not been impaired.

Based on: (i) the Audit Committee’s discussions with management and the independent auditors; (ii) the Audit Committee’s review of the representations of management; and (iii) the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

By the members of the Audit Committee consisting of:
William A. Osborn (Chairman)
Daniel M. Dickinson
Dennis A. Muilenburg

EXECUTIVE COMPENSATION INFORMATION

Compensation Discussion and Analysis (CD&A)
Executive Summary
Business Performance

*Excluding restructuring costs. A reconciliation of our non-GAAP results to our most closely comparable GAAP results are included under the caption “NON-GAAP FINANCIAL MEASURES” on page A-140 of Exhibit 13 to the Company’s Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on February 17, 2015.

Financial Highlights:

•	As illustrated above, sales and revenues for the full-year 2014 were $55.184 billion, down slightly from $55.656 billion in 2013.

•	Despite this, our emphasis on cost management, operational execution and cash flow helped us deliver improved profit per share-diluted (PPS) in 2014, as compared to 2013.

•	PPS was $5.88, up from $5.75 in 2013 and excluding restructuring costs, PPS was $6.38, up from $5.97 in 2013.

•	Machinery, Energy & Transportation (ME&T) operating cash flow for 2014 was the third highest in our history.

Stockholder Highlights:

•	Strong cash flow enabled us to repurchase $4.2 billion of Caterpillar common stock in 2014 and increase the quarterly dividend by 17 percent, from $0.60 to $0.70 per share.

•	A total of $5.8 billion of capital was returned to stockholders in 2014 through stock repurchases and dividend payments, in addition to the $3.1 billion returned to stockholders in 2013.

Operational Highlights:

•	Overall market position for machines improved for the fourth consecutive year.

•	Safety and quality metrics generally exceeded 2014 targets.

•
The Company performance measure for our Executive Short-Term Incentive Plan, Corporate Operating Profit After Capital Charge (OPACC), improved significantly from negative $158 million in 2013 to $1.376 billion in 2014. An increase in OPACC means that the Company is utilizing assets more efficiently to generate stockholder value.

Compensation Philosophy and Objectives
The objective of the Company’s executive compensation program is to attract, retain and motivate talented executive officers who will improve the Company’s performance and provide strategic leadership. Additionally, the Compensation and Human Resources Committee of the Board of Directors (the Committee) designs compensation programs to align the actions of our Named Executive Officers (NEOs) with the long-term interests of our stockholders based on two fundamental concepts: Pay for Performance and Pay at Risk.

Pay for Performance:

CEO Total Direct Compensation — 2013 vs. 2014
(millions of dollars)
$20.0
$15.0
$10.0
$5.0
$0
Total: $11.8
$8.0
$1.0
$1.2
$1.6
Total: $15.5
$8.4
$2.7
$2.8
$1.6
Total: $14.9
$8.4
$0.9
$4.0
$1.6
2013 — Actual
2014 — Target
2014 — Actual
Stock Options
SPP
ESTIP
Base Salary

•	As shown in the chart above, 2014 Total Direct Compensation for the CEO was $14,890,977, which was below the 2014 target level of $15,476,345.

•	Base Salary: The annualized base salary of the CEO was not adjusted in 2014.

•
ESTIP: The cash payout under the Executive Short-Term Incentive Plan was capped at $4,000,000. This was above the target level in 2014 due to a significant increase in the Company’s 2014 OPACC results, as compared with 2013.

•
SPP: The cash payout from the 2012-2014 cycle of the Strategic Performance Plan (SPP - formerly the Long-Term Cash Performance Plan (LTCPP)) was $913,288. This was significantly below the target level, primarily due to the Company’s relative total stockholder return during the 2012-2014 performance period.

•	Stock Options: The grant date fair market value of stock options awarded to the CEO was $8,377,481 in 2014, compared with $7,966,091 in 2013.

•
On December 31, 2014, the closing price of Caterpillar’s common stock as reported on the New York Stock Exchange (NYSE) was below the option exercise price for the stock options granted to the CEO in each of the 2011, 2012 and 2014 grants which are due to vest in 2014, 2015 and 2017, respectively.

•	As shown in the “2014 Summary Compensation Table” on page 28, total compensation for the CEO was $17,131,448 in 2014.

Pay at Risk:
As illustrated below, for NEOs in position throughout 2014, on average approximately 85 percent of compensation was variable or “at risk” and tied to Caterpillar’s performance:
The Company’s executive compensation design includes four principles that drive our Pay for Performance and Pay at Risk philosophy:

1.
Base salary is targeted to be the lowest percentage of total direct compensation. Our NEOs have responsibility for overall Company performance so a significant amount of their compensation should be contingent on performance. To achieve this objective, base salary is targeted to be the lowest percentage of their compensation, compared with incentive pay and equity.

2.
Short-term incentive compensation is based on corporate and business unit performance. Short-term incentive compensation awarded under the ESTIP is based on the achievement of annual performance goals at the corporate and business unit levels. We believe that this design drives accountability and rewards exceptional results. Payouts are subject to a threshold performance “trigger” and are not guaranteed.

3.
Long-term incentive compensation is based on Company performance. We expect our executives to focus on the Company’s continued success. SPP awards are tied to the Company’s performance over a longer period of time. Executives have a higher ratio of long-term to short-term incentive compensation. Payouts are subject to a threshold performance “trigger” and are not guaranteed.

4.
Equity is a significant percentage of compensation. Profitable growth is an important priority for the Company and our stockholders. To align the actions of our executives with the expectations of our stockholders and long-term Company performance, equity represents a significant percentage of their compensation.

Compensation Practices and Policies
The Committee engages in an ongoing review of the Company’s executive compensation programs to evaluate whether they support our compensation philosophy and objectives. In connection with this ongoing review, the Committee continues to implement and maintain what the Committee believes to be best practices for executive compensation. These best practices include the following, each of which reinforces our compensation philosophy:

•
Stock ownership requirements - Caterpillar stock ownership requirements for NEOs are a minimum of 50 percent of the average number of shares or units granted to the NEO during the last five years, which as of year-end 2014, equated to over six times base salary for our CEO. Each of our NEOs has exceeded the Company’s stock ownership requirements. Starting with the 2015 grant, the ownership requirement for the CEO will be set at six times base salary, and the ownership requirement for other NEOs will be set at three times base salary. Failure to meet these requirements will result in an NEO being unable to sell shares until the requirement is met. The CEO will be required to meet the stock ownership requirement until one-year post-retirement, with other NEOs required to meet the requirement until six months post-retirement.

•	Benchmark process - The Committee reviews the external marketplace in order to set market-based pay levels and considers market practices when making compensation decisions.

•	Independent compensation consultant - The Committee retains an independent compensation consultant.

•
No individual change in control agreements - The Company does not have any individual change in control agreements with its NEOs. Under the Company’s short-term and long-term incentive plans, a termination of employment, in addition to a change in control, is required to trigger benefits.

•
Compensation recoupment policy - The Company may seek the reimbursement of bonus and incentive compensation or cancel unvested or deferred awards based on the misconduct of an executive officer that causes the Company to restate all or a portion of its financial statements.

•
Prohibition on hedging, pledging and related transactions - The Company prohibits NEOs, directors and employees from engaging in any transactions involving Company securities that hedge or offset any decreases in the market value of such securities, including put or call options, pledges, any other form of hedging transactions, margin purchases of Company stock or short sales. Additionally, the Company’s Board has adopted a written process governing the approval of transactions that are expected to exceed $120,000 in any calendar year and that involve both the Company and any director, executive officer or their immediate family members. Pursuant to this process, all such “related party” transactions must be approved in advance by the Public Policy and Governance Committee of the Board.

•	No tax gross-ups - The Company does not pay tax gross-ups for payments relating to a change in control or with respect to perquisites, with the exception of certain international relocation benefits.

•
Equity grant policies - The Company does not backdate, re-price or grant equity awards retroactively. The grant date for annual equity awards is the first Monday in March and the first business day in May for the Chairman’s Awards.

Say-on-Pay Consideration
In June 2014, the Company held a stockholder advisory vote on the compensation of our NEOs (Say-on-Pay). Our stockholders overwhelmingly approved the compensation of our NEOs, with over 95 percent of stockholder votes cast in favor of our Say-on-Pay resolution. The Committee reviewed these voting results and considered other factors in evaluating the Company’s executive compensation programs as discussed in this Compensation Discussion and Analysis, including the Committee’s assessment of the alignment of our compensation programs with the long-term interests of our stockholders and the relationship between our risk management policies and the incentive compensation we provide to our NEOs. In addition, the Committee considered executive compensation practices at other companies in our peer group (discussed below) to benchmark the types and amount of compensation the Company provides. After considering all of these factors, the Committee reaffirmed the elements of our executive compensation programs and the Company’s Pay for Performance and Pay at Risk philosophy and did not make any changes to our executive compensation programs in response to the Say-on-Pay vote.
Overview of Compensation Practices
The Compensation & Human Resources Committee
The Committee is responsible for the executive compensation program design and decision-making process for NEO compensation. The Committee regularly reviews executive compensation practices, including the methodologies for setting NEO total compensation, the goals of the program and the underlying compensation philosophy. The Committee also considers the recommendations and market data provided by its independent compensation consultant and makes decisions, as it deems appropriate, on executive compensation based on its assessment of performance and achievement of Company, business unit and individual goals. The Committee also exercises its judgment as to what is in the best interests of the Company and its stockholders. The responsibilities of the Committee are described more fully in its charter, which is available at www.caterpillar.com/governance.

Named Executive Officers
The Company’s NEOs for 2014 were:

Executive	Title in 2014
Douglas R. Oberhelman	Chairman and Chief Executive Officer (CEO)
Bradley M. Halverson	Group President, Corporate Services and Chief Financial Officer (CFO)
Stuart L. Levenick *	Former Group President, Customer & Dealer Support
Edward J. Rapp	Group President, Construction Industries
D. James Umpleby III	Group President, Energy & Transportation
*Mr. Levenick retired from the position of group president, effective February 1, 2015.
Independent Compensation Consultant
The Committee retained Meridian Compensation Partners, LLC (Meridian) as its independent compensation consultant. Meridian provides executive and director compensation consulting services to the Committee, including advice regarding the design and implementation of compensation programs, market information, regulatory updates and analyses and trends on executive base salary, short-term incentives, long-term incentives, benefits and perquisites. Interactions between Meridian and management are generally limited to discussions on behalf of the Committee or as required to compile information at the Committee’s direction. During 2014, Meridian did not provide any other services to the Company. Based on these factors, its own evaluation of Meridian’s independence pursuant to the requirements approved and adopted by the SEC & NYSE, and information provided by Meridian, the Committee has determined that the work performed by Meridian does not raise any conflicts of interest.
Benchmarking
The Committee regularly assesses the market competitiveness of our executive compensation programs based on peer group data. The Compensation Committee relies on Meridian to compile and analyze peer group compensation data for the purposes of this assessment. Our 2014 peer group was unchanged from our 2013 peer group, which was established based on the following criteria:

•	Total revenue and market capitalization of the peer company relative to Caterpillar

•	Global presence with a significant portion of non-U.S. revenue

•	Relevance of the peer company’s industry, including consideration of direct industry and talent competitors

The peer group used for 2014 compensation decisions is shown below:

2014 Peer Group
• 3M Company	• E.I. du Pont de Nemours and Company	• Illinois Tool Works Inc.
• Alcoa Inc.	• Emerson Electric Co.	• Intel Corporation
• Archer-Daniels-Midland Company	• FedEx Corporation	• Johnson Controls, Inc.
• The Boeing Company	• Fluor Corporation	• Parker-Hannifin Corporation
• Cisco Systems, Inc.	• Ford Motor Company	• The Procter & Gamble Company
• Coca-Cola Company	• General Dynamics Corporation	• Raytheon Company
• Cummins Inc.	• General Electric Company	• United Technologies Corporation
• Deere & Company	• Halliburton Company
• Dell Inc.	• Honeywell International Inc.

To account for differences in the size of our peer group companies, market data provided by Meridian is statistically adjusted (regressed) allowing for a comparison of our compensation levels to similarly sized companies.

Components of Caterpillar’s 2014 Executive Compensation Program

	Component	Description	Pay for Performance / Pay at Risk
Annual Cash Compensation	Base Salary	Competitive pay to attract and retain talented executives.	Base salary is targeted to be the smallest percentage of NEO compensation which reinforces our Pay at Risk philosophy. Increases are generally market and performance-driven.
ESTIP
Annual incentive plan designed to provide NEOs with an opportunity to earn an annual cash incentive based on Company and business unit financial performance as well as the achievement of strategic business unit goals.

Variable component of pay intended to motivate and reward achievement of annual objectives. Goals are focused on shorter-term critical issues that are indicative of improved year-over-year performance. Payouts are not guaranteed, and no payouts are made if performance thresholds are not achieved.

Long-Term Incentive Compensation	Equity Awards	Non-qualified stock options that expire ten years after the grant and become exercisable three years from the grant date.	Stock options reward increasing stockholder value. Equity awards further align the interests of our NEOs with those of our stockholders.
SPP
Three-year performance program with cash payouts based on achieving strategic objectives. Payout amounts are targeted as a percentage of base salary, with threshold, target and maximum payouts based on performance.

SPP is tied to longer-term Company performance and aligns executive actions with stockholder expectations. Payouts are not guaranteed, and no payouts are made if performance thresholds are not achieved.

Other Benefits	Health and Welfare Benefit Plans, Perquisites
Executives are eligible to participate in health and welfare benefit plans generally available to other employees in the countries in which they are located and receive a limited number of perquisites commonly provided in the marketplace.
We believe that these programs provide competitive benefits that help attract and retain executive talent.
Annual Cash Compensation
Base Salary
Base salary is the only fixed component of our NEO’s total cash compensation. The Committee targets the base salary midpoint at the size-adjusted median level of the peer group, with the minimum base salary at 80 percent of the midpoint and the maximum base salary at 120 percent of the midpoint. An NEO’s base salary within that range is related to the individual’s level of responsibility and performance. Annual increases are based on the achievement of individual and Company objectives, contributions to Caterpillar’s performance and leadership accomplishments.

Following a review of compensation data with respect to the 2014 peer group, no changes were made to the CEO or group president base salary ranges in 2014.

2014 Salary Adjustments
In 2014, the Committee approved salary adjustments to Mr. Rapp, Mr. Halverson and Mr. Umpleby. Mr. Rapp’s annualized base salary was adjusted from $847,008 to $880,896 and the annualized base salaries for Mr. Halverson and Mr. Umpleby were adjusted from $661,872 to $786,312. In adjusting the base salaries of Mr. Halverson and Mr. Umpleby, the Committee considered their position relative to the base salary midpoint. Following the adjustments, the annualized base salaries for both NEOs were at approximately 95 percent of the base salary midpoint. In 2014, the annualized base salaries of the CEO and Mr. Levenick were not adjusted.

Executive Short-Term Incentive Compensation - ESTIP
The Executive Short-Term Incentive Plan (ESTIP) is designed to provide NEOs with an opportunity to earn an annual cash incentive based on Company and business unit financial performance as well as the achievement of strategic business unit goals. The objective of ESTIP is to provide executives with the opportunity to earn cash compensation tied to the short-term performance of the Company and their business units and reward NEOs for achieving corporate and business unit objectives.

The 2014 ESTIP design provided that a bonus pool would only be funded if the Company achieved a minimum profit per share-diluted (PPS) performance “trigger” of $3.50. The Committee established a target incentive opportunity for each NEO, with the actual award payable based on achieving performance measures and a limited additional amount available to reward performance which exceeded pre-established individual objectives. The 2014 ESTIP design enabled the Committee to exercise negative discretion to establish awards at levels the Committee deemed appropriate to reflect the performance of the Company, each NEO and other factors the Committee considered relevant, subject to a $4.0 million payout cap, while preserving the ability to deduct the bonuses to the extent permitted under Section 162(m) of the Internal Revenue Code.

Under the 2014 ESTIP, the Committee established threshold, target and maximum performance levels for the Company Performance Measure and each Business Unit Performance Measure based on recommendations from management, Meridian and a review of historical and forecasted results. If the threshold performance levels were not achieved, there would be no payout under the 2014 ESTIP. The results of each performance measure are expressed as a payout factor based on the percentage of the target performance level. For the 2014 ESTIP performance levels:

•	Performance greater than threshold but less than target results in a payout factor range of 30 percent to 99.99 percent of the executive’s target opportunity.

•	Performance at or greater than target results in a payout range of 100 percent up to a maximum of 200 percent of the executive’s target opportunity, subject to a $4.0 million payout cap.

ESTIP Formula

Target Incentive as a Percent of Base Salary: The Committee set the target incentive, expressed as a percentage of base salary for NEOs, based on the target annual bonus opportunities for similar positions in our peer group after considering the total annual cash compensation for comparable positions. Based on the peer group review for 2014, the Committee approved the target incentive levels of 175 percent of base salary for the CEO and 100 percent of base salary for group presidents, both of which were unchanged from 2013.

Company Performance Measure: The Committee established corporate Operating Profit After Capital Charge (OPACC) as the Company Performance Measure for NEOs in 2014. OPACC is designed to measure how productively and efficiently the Company’s assets are being utilized by examining the relationship between the value of the Company’s assets and the operating profit that those assets generate. An increase in OPACC means that the Company’s management is utilizing assets more efficiently to generate stockholder value, which the Committee views as key to Caterpillar’s long-term success. Under the 2014 ESTIP, OPACC is calculated as Machinery, Energy & Transportation (ME&T) operating profit excluding short-term incentive compensation expense and restructuring costs, less the capital charge. In 2014, the capital charge was calculated as the average monthly ME&T net accountable assets multiplied by a pre-tax capital charge rate of 17 percent, which the Committee believed to be a challenging rate. OPACC metrics may reflect a negative number even as the Company operates profitably. For 2014, the Committee set the OPACC target performance level at $20 million, in line with the Company’s 2014 business plan. This target was significantly above the level of OPACC achieved in 2013, which was negative $158 million.
For the NEOs, the Committee made the following determinations in weighting the Company Performance Measure:

Executive	Weight	Committee Determinations
Douglas R. Oberhelman	90%	Mr. Oberhelman is responsible for corporate financial results, resulting in a higher weighting of the corporate measure.
Bradley M. Halverson	80%	Mr. Halverson was primarily responsible for corporate level financial and Corporate Services resulting in a higher weighting of the corporate measure.
Stuart L. Levenick	25%	Mr. Levenick was primarily responsible for Customer and Dealer Support business units resulting in a higher weighting on business unit measures.
Edward J. Rapp	25%	Mr. Rapp was primarily responsible for Construction Industries business units resulting in a higher weighting on business unit measures.
D. James Umpleby III	25%	Mr. Umpleby was primarily responsible for Energy and Transportation business units resulting in a higher weighting on business unit measures.

Company Performance Measure Results
The Company’s 2014 OPACC of $1.376 billion exceeded the target performance level, resulting in a payout factor of 166.96 percent.

Business Unit Performance Measures: Based on Caterpillar’s strategic goals of achieving Superior Financial Results and being the Global Leader in the markets it serves, at its February 2014 meeting the Committee approved the measures described below to incentivize the NEOs to drive these strategic goals throughout the organization.

The Committee set targets for these measures that were designed to be reasonably achievable with strong management performance. Maximum performance levels were designed to be difficult to achieve in light of historical performance and the Company’s business forecast at the time the measures were approved. The Business Unit Performance Measures were also weighted according to the Company’s business priorities and the responsibilities of each NEO.

Description of Business Unit Performance Measures

Business Unit Performance Measure	Corporate Strategy	Description
Operating Profit After Capital Charge (OPACC)	Superior Financial Results	The Committee approved OPACC as a measure to incentivize each NEO to achieve the Company’s strategic goal of increasing OPACC throughout the organization.
Construction Industries OPACC: Based on the Construction Industries operating segment.
Customer & Dealer Support OPACC: Based on the ‘All Other’ operating segments, specifically limited to those businesses providing component manufacturing, remanufacturing and logistics services.
Diversified Products OPACC: Based on the Diversified Products business, part of the ‘All Other’ operating segments, excluding the Global On Highway Truck business.
Energy & Transportation OPACC: Based on the Energy & Transportation operating segment.
Percent of Industry Sales (PINS)	Global Leader
The Committee approved PINS as a performance measure to focus on the Company’s strategic goal of being the global leader. PINS is used to measure improvements in the Company’s competitive position in the markets it serves by comparing dealer sales (including deliveries to dealer rental operations) of equipment to industry sales. Certain products and geographic areas are excluded from this measure due to availability of accurate data or recent acquisitions. Products were given different weights based on NEO responsibilities and relationship to the corporate strategy.

Customer & Dealer Support Group Enterprise Parts (Orders) Sales	Global Leader
The Committee approved this measure because increasing Caterpillar branded parts sales is an important aspect of the corporate strategy. This measure represents the percentage of Caterpillar branded parts (orders) sales at actual price levels compared to target.

Cat Branded Parts (Orders) Sales vs. Total Cat Branded Parts Opportunity (POPS-C)	Global Leader
The Committee approved this measure because increasing Caterpillar branded parts sales is an important aspect of the corporate strategy. POPS-C is defined as Caterpillar branded parts sales achieved divided by the total parts sales opportunity on the population of Caterpillar products (ME&T) in the field.

Financial Products Division Return on Equity (ROE)	Superior Financial Results
The Committee approved this measure to drive accountability and performance for Caterpillar’s Financial Products operating segment. For ESTIP, ROE is calculated by dividing the full year profit (after tax) by the average of the monthly accountable equity balances, excluding the impact of interest costs and equity changes associated with differences in planned vs. actual dividends. Dividends are payments of retained earnings from Caterpillar Financial Services Corporation and Caterpillar Financial Insurance Services, the Company’s wholly owned finance and insurance subsidiaries, to Caterpillar.

Business Unit Performance Measure Results
Douglas R. Oberhelman: Mr. Oberhelman’s Business Unit Performance Measure was Financial Products Division ROE with a target of 13.18 percent, weighted 10 percent. Financial Products Division ROE for 2014 of 14.04 percent exceeded the target level, and resulted in a payout factor of 121.73 percent. Mr. Oberhelman’s combined weighted average payout factor based on Corporate and Business Unit Performance Measures was 162.44 percent, however Mr. Oberhelman’s ESTIP award was capped at $4.0 million in accordance with the maximum amount payable to any participant under the ESTIP.

Bradley M. Halverson: Mr. Halverson’s Business Unit Performance Measure was Financial Products Division ROE with a target of 13.18 percent, weighted 20 percent. Financial Products Division ROE for 2014 of 14.04 percent exceeded the target level, and resulted in a payout factor of 121.73 percent. Mr. Halverson’s combined weighted average payout factor based on Corporate and Business Unit Performance Measures was 157.91 percent, resulting in an award of $1,193,242. In addition, the Committee approved an additional amount payable under the ESTIP of $82,500, for exceeding pre-existing individual objectives, including corporate profit per share and operating cash flow goals.

Stuart L. Levenick: Mr. Levenick’s Business Unit Performance Measures included Customer & Dealer Support OPACC with a target of $504 million, weighted 20 percent and Diversified Products OPACC with a target of negative $78 million, weighted 5 percent. Customer & Dealer Support OPACC of $663 million and Diversified Products OPACC of negative $10 million, both exceeded the respective maximum performance levels for 2014. PINS measures for Building Construction Products (BCP), Earthmoving, Excavation and Mining Divisions, each weighted 2.5 percent, Customer & Dealer Support Group Enterprise Parts (Orders) Sales, weighted 20 percent and POPS-C, weighted 20 percent were the other Business Unit Performance Measures. The results of his Business Unit Performance Measures resulted in a payout factor of 161.88 percent. Mr. Levenick’s combined weighted average payout factor based on Corporate and Business Unit Performance Measures was 163.15 percent, resulting in an ESTIP award of $1,510,076.

Edward J. Rapp: Mr. Rapp’s Business Unit Performance Measures included Construction Industries OPACC with a target of $547 million, weighted 51 percent. Construction Industries OPACC of $1,216 million for 2014 exceeded the maximum level. PINS measures for the Earthmoving Division, Excavation Division and BCP business unit, each weighted 8 percent, were the other Business Unit Performance Measures. The results of his Business Unit Performance Measures resulted in a payout factor of 169.44 percent. Mr. Rapp’s combined weighted average payout factor based on Corporate and Business Unit Performance Measures was 168.82 percent, resulting in an award of $1,472,989. In addition, the Committee approved an additional amount payable under the ESTIP of $172,500, for exceeding pre-existing individual objectives, including profitability and quality goals.

D. James Umpleby III: Mr. Umpleby’s Business Unit Performance Measure was Energy & Transportation OPACC with a target of $2,036 million, weighted 75 percent. Energy & Transportation OPACC of $3,021 million for 2014 exceeded the maximum level and resulted in a payout factor of 200 percent. Mr. Umpleby’s combined weighted average payout factor based on Corporate and Business Unit Performance Measures was 191.74 percent, resulting in an award of $1,448,841. In addition, the Committee approved an additional amount payable under the ESTIP of $172,500, for exceeding pre-existing individual objectives, including sales and profitability goals.
Long-Term Incentive Compensation
Consistent with market practice, the Committee has adopted a portfolio approach to long-term executive compensation, where multiple long-term incentive compensation vehicles are used in combination. The Committee reviews this approach annually, and maintained this structure for 2014. Caterpillar’s 2014 long-term incentive plan provides for equity grants and cash performance awards. Providing a portion of long-term incentives in the form of cash also allows the Committee to manage the share run rate and preserve the available pool of shares authorized for issuance under the 2006 Long-Term Incentive Plan (LTIP).

In connection with its ongoing review of the Company’s executive compensation programs and based on input from Meridian, beginning with the 2015 long-term incentive grants to the NEOs, the Committee replaced the cash-based awards under the SPP with a performance-based Restricted Stock Units (RSUs) award. In line with current practice, long-term incentive award values continue to be granted based on benchmarking against our peer group, with adjustments to the grant levels to reflect Company and individual performance. Consistent with prior years, for 2015, approximately two-thirds of the long-term incentive award value was granted in the form of stock options. However, approximately one-third was granted in the form of performance-based RSUs rather than cash awards under the SPP. One-third of the award will vest each year that the Company achieves the ongoing Return on Equity (ROE) hurdle, established by the Committee. For any year that the ROE hurdle is not met, no awards will vest at that time. If the Company achieves an average ROE during a three-year cycle that meets or exceeds the ongoing ROE hurdle, then any remaining unvested shares for that cycle will vest. The Committee believes that the use of an ROE metric further focuses executives on managing the returns of the Company in the long-term interests of stockholders through effectively deploying the capital that stockholders have invested.

Annual Equity Awards
For 2014, the Committee approved market-based equity awards for our NEOs based on benchmarking against our peer group. The dollar value target was determined by calculating the median long-term incentive compensation amount based on our peer group and subtracting the present value of the target SPP opportunity. The Committee made these awards in the form of stock options to reinforce its compensation philosophy of linking executive officer actions to long-term Company performance and stock price appreciation.

At the February 2014 meeting, after discussion and review of the CEO’s recommendations in view of Company and individual performance in 2013, the Committee approved positive adjustments to the awards for NEOs in the range of 8 to 15 percent.

2014 Equity Awards

Executive	Equity Award (Stock Options)
	Value [1]	# Units
Douglas R. Oberhelman	$8,377,481	283,790
Bradley M. Halverson	$2,392,921	81,061
Stuart L. Levenick	$2,560,624	86,742
Edward J. Rapp	$2,560,624	86,742
D. James Umpleby III	$2,527,089	85,606
[1] Grant date fair market value determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation (FASB ASC Topic 718).

Strategic Performance Plan (SPP)
As part of its portfolio approach, the Committee approves cash awards under the SPP, (formerly the Long-Term Cash Performance Plan (LTCPP)), which are tied to long-term Company performance over a three-year performance cycle. Each year, the Committee establishes a target opportunity for NEOs. The Committee also specifies two performance measures for the cycle and approves payout factors based on performance at the threshold, target and maximum levels. The SPP is different from the ESTIP because each measure within SPP triggers independently, but the threshold performance level must be met in order to receive a payout for that particular measure. Although increasingly larger payments are awarded when the target and maximum performance levels are achieved, the SPP payout amount can vary greatly from one year to the next based on achievement of the performance goals during the prior three-year period. The SPP target for the period 2012-2014, expressed as a percentage of base salary, was 170 percent for the CEO and 110 percent for the group presidents, which remained unchanged from the SPP targets for the 2011-2013 cycle.

The Committee has the discretion to reduce individual SPP earned payouts, but individual NEO payout increases are not permitted. No adjustments were made to the 2014 SPP payouts to the NEOs. In addition, individual payouts are capped at $5.0 million.

2012-2014 SPP Cycle: At its February 2012 meeting, the Committee established relative Total Stockholder Return (TSR), measured against the S&P 500 and ME&T Return on Assets (ROA) as the performance measures for the 2012-2014 cycle. Payouts were based on a range, expressed as a percentage of an NEO’s target opportunity. For performance at the threshold level up to target, the payout range was 30 percent to 99.99 percent of target; for target to maximum performance, the payout range was 100 percent to 200 percent of target.

The following chart summarizes the 2012-2014 cycle, including the performance-based results:

Performance Measure	Weight	Performance Levels			Results	Payout Factor	Weighted Factor
		Threshold	Target	Max.
ME&T ROA	50%	4%	11%	13%	7.8%	67.67%	33.84%
Relative TSR (Measured against S&P 500)	50%	40th percentile	55th percentile	75th percentile	Below 40th percentile	0%

The following performance-based payouts resulted from the 2012-2014 SPP:

Executive	Performance-Based Payout (2012-2014 SPP)

Douglas R. Oberhelman	$913,288
Bradley M. Halverson	$225,795
Stuart L. Levenick	$335,695
Edward J. Rapp	$316,075
D. James Umpleby III	$225,795

2013-2015 SPP Cycle: The 2013-2015 SPP cycle approved by the Committee at its February 2013 meeting, also includes ROA and TSR measured against companies within the S&P 500, each weighted 50 percent. The Committee approved the same range of payouts as the 2012-2014 SPP cycle and established performance levels to focus management on improved performance. The target level was designed to be reasonably achievable with strong management performance, while the maximum level was designed to be difficult to achieve.

2014-2016 SPP Cycle: The 2014-2016 SPP cycle approved by the Committee at its February 2014 meeting, includes Profit Per Share weighted 75 percent and TSR measured against companies within the S&P Industrials, weighted 25 percent. The Committee approved these changes to further focus NEOs and other plan participants on profitability, linked to the Company’s enterprise strategy. The Committee approved the same range of payouts as the 2012-2014 SPP and 2013-2015 cycles and established performance levels to focus management on improved performance. The target level was designed to be reasonably achievable with strong management performance, while the maximum level was designed to be difficult to achieve. Additionally, the Committee approved a change to set the target opportunity for NEOs for the 2014-2016 cycle as a dollar amount, rather than as a percentage of base salary. The dollar amount target opportunity was determined based on benchmarking against the Company’s peer group with the present value set at approximately one-third of the market-based long-term incentive for NEOs in 2014, increasing the portion of the long-term incentive awards tied to this performance-based plan.
2014 Performance Considerations
Chairman and CEO Performance Considerations
The Board, excluding the CEO, all of whom are independent directors, conducts the CEO’s performance evaluation which is based on objective and subjective criteria including:

•	Caterpillar’s financial performance.

•	The accomplishment of Caterpillar’s long-term strategic objectives.

•	The achievement of individual goals set at the beginning of each year.

•	The development of Caterpillar’s management team.

Prior to the Board’s evaluation of the CEO’s performance and its approval of CEO compensation, the Committee makes a preliminary compensation recommendation to the Board based on the Committee’s initial evaluation and performance review of the CEO. In February 2015, the Board reviewed the Committee’s assessment of Mr. Oberhelman’s performance and ratified his annual incentive compensation. In making these determinations, the Board noted that the most critical results for Mr. Oberhelman’s 2014 performance were:

•	Profit per share improved from 2013, despite slightly lower sales and revenues.

•	The Company’s management of fixed and variable costs was deemed to be excellent.

•	ME&T operating cash flow was significantly above plan.

•	The balance sheet remained strong, supporting a 17 percent increase in the quarterly dividend and the repurchase of $4.2 billion of Caterpillar common stock in 2014.

•	Overall market position for machines improved for the fourth consecutive year; and POPS-C was above plan.

•	Safety and quality metrics generally exceeded targets.

•	The Company continues to be a leading voice on public policy issues.

Other NEO Performance Considerations
For each NEO, the CEO presents a performance evaluation and recommends compensation adjustments to the Committee based on objective and subjective criteria. In February 2015, the CEO met with the Committee to share his evaluations of each NEO and discuss performance-based compensation adjustments. The Committee approved each NEO’s annual incentive compensation and proposed adjustments based on individual performance and the benchmarking information discussed above. In making these determinations, the Committee considered the most critical results for each of the NEOs in 2014 with respect to their business units, which included many of the factors described in the CEO's evaluation above, as well as certain financial performance measures, including but not limited to, accountable profit, OPACC, operating cash flow, return on equity, return on sales and parts sales. The Committee also considered non-financial measures including PINS, POPS-C, as delivered quality, reliability, safety performance, successful launch of NPI programs, cost management, inventory turns, diversity and inclusion initiatives and job responsibilities.
Post-Termination and Change in Control Benefits
Except for customary provisions in employee benefit plans and as required by applicable law, the NEOs do not have any pre-existing executive severance packages or contracts; however, the Committee will consider the particular facts and circumstances of an NEO’s separation to determine whether payment of any severance or other benefit to such NEO is appropriate. Change in control benefits are provided under our long-term and short-term plans and represent customary provisions for these types of plans and have no direct correlation with other compensation decisions. These change in control provisions generally provide accelerated vesting and maximum payouts under the incentive plans, but are subject to a “double trigger,” whereby both a change in control and involuntary termination of employment without cause are needed to trigger such provisions. There is no cash severance or other benefits for termination related to change in control beyond what is provided for under LTIP and ESTIP. Additional information is disclosed in the “Potential Payments Upon Termination or Change in Control” section on page 34 of this proxy statement.

In the event of a qualifying termination of employment following a change in control, maximum payouts are provided under the LTIP and ESTIP.

•	LTIP allows for the maximum performance level to be paid under each open plan cycle of the SPP.

•	All unvested stock options, stock appreciation rights, restricted stock and restricted stock units vest immediately.

•	Options and stock appreciation rights remain exercisable over the normal life of the grant.

•
ESTIP allows for the maximum award opportunity, prorated based on the individual’s time of employment from the beginning of the performance period through the later of: (1) the change in control or (2) termination of employment, subject to a maximum of $4.0 million in any single year.

In connection with Mr. Levenick’s retirement, on January 5, 2015, the Committee granted Mr. Levenick stock options with an aggregate grant date value targeted to be $4.0 million. In addition, the Committee approved the accelerated vesting of 1,583 shares of restricted stock units, representing all of the outstanding awards previously granted to Mr. Levenick pursuant to the Chairman’s Award Program. In providing this approval, the Committee considered Mr. Levenick’s 37 years of service with the Company, including his leadership in strengthening the relationship between Caterpillar and the independent global dealer network through the “Across the Table” dealer transformation. His strategic leadership has been viewed as instrumental in strengthening the alignment between Caterpillar and its independent dealers.

Retirement and Other Benefits
The defined contribution and defined benefit retirement plans available to the NEOs are also available to many U.S. Caterpillar management and salaried employees. Under the defined benefit pension plans, the benefit is calculated based on years of service and final average monthly earnings. All of the NEOs participate in the U.S. retirement plans described in the table below, except that Mr. Umpleby participates in Solar Turbines Incorporated sponsored defined benefit pension plans, which are similar to the pension plans described below.

Plan Type	Title	Description
Pension	Retirement Income Plan (RIP)
Defined benefit pension plan under which benefit amounts are not offset for any Social Security benefits. RIP was closed to new entrants, effective January 1, 2011. All U.S. based NEOs participate in this plan and, subject to the Company’s right to amend or terminate the plan, continue to earn benefits under RIP until the earlier of separation or December 31, 2019.

Supplemental Retirement Plan (SERP)
Non-qualified defined benefit pension plan that works in tandem with RIP. SERP provides additional pension benefits if the NEO’s benefit is limited due to the compensation and annual benefit limits imposed on RIP by the tax code. SERP also pays a benefit that would otherwise have been paid under RIP but for (1) the NEO’s deferral of compensation under SDCP, SEIP or DEIP and (2) exclusions of lump sum discretionary awards and variable base pay from RIP earnings. As with RIP, SERP was closed to new entrants effective January 1, 2011. Subject to the Company’s right to amend or terminate the plan, all U.S. based NEOs continue to earn SERP benefits until the earlier of separation or December 31, 2019.

Savings	Caterpillar 401(k) Savings Plan	All U.S.-based NEOs are eligible to participate in the Caterpillar 401(k) Savings Plan under which the Company matches 50 percent of the first 6 percent of pay contributed to the savings plan.
Supplemental Deferred Compensation Plan (SDCP)
All U.S.-based NEOs are eligible to participate in SDCP, which provides the opportunity to make deferrals of base salary in excess of the limits imposed on the 401(k) Savings Plan by the Internal Revenue Code and to elect deferrals of ESTIP and LTCPP awards. Under the terms of SDCP, supplemental base pay deferrals earn matching contributions at a rate of 3 percent of the deferred amount, supplemental ESTIP deferrals earn matching contributions at a rate of 50 percent of the first 6 percent of ESTIP deferrals and excess base pay deferrals are matched 50 percent.

Supplemental (SEIP) and Deferred (DEIP) Employees’ Investment Plan
All U.S.-based NEOs were previously eligible to participate in SEIP and DEIP. These plans were frozen in March 2007. Compensation deferred into SEIP and DEIP prior to January 1, 2005, remains in SEIP and DEIP.

Perquisites
The Company provides NEOs a limited number of perquisites that the Committee believes are reasonable and consistent with the overall compensation program and those commonly provided in the marketplace. The Committee annually reviews the levels of perquisites provided to the NEOs which include home security systems, parking and limited personal use of the Company aircraft and ground transportation. These perquisites are provided to attract and retain talented executive officers, for security purposes and to allow the NEOs to devote additional time to Caterpillar business. Costs associated with these perquisites are included in the “2014 All Other Compensation Table” on page 29.
Tax Implications: Deductibility of NEO Compensation
Under Section 162(m) of the Internal Revenue Code, generally NEO compensation over $1.0 million for any year is not deductible for United States income tax purposes. However, performance-based compensation is exempt from the deduction limit if certain requirements are met. One of the goals of the Committee is to structure compensation to take advantage of this exemption under Section 162(m) to the extent practicable. However, the Committee may elect to provide compensation outside those requirements when necessary to achieve its compensation objectives.
Compensation Recoupment Policy
Under the Company’s compensation recoupment policy, the Board will require reimbursement of any bonus or incentive compensation awarded to an officer or cancel unvested restricted or deferred stock awards previously granted to the officer if all of the following apply:

•	The amount of the bonus, incentive compensation or stock award was calculated based on the achievement of certain financial results that were subsequently the subject of a restatement.

•	The officer engaged in intentional misconduct that caused or partially caused the need for the restatement.

•
The amount of the bonus, incentive compensation or stock award that would have been awarded to the officer had the financial results been properly reported would have been lower than the amount actually awarded.

Compensation and Human Resources Committee Report
The Compensation and Human Resources Committee has reviewed and discussed the CD&A included in this proxy statement with management and is satisfied that the CD&A fairly and completely represents the philosophy, intent and actions of the Committee with regard to executive compensation. Based on such review and discussion, we recommend to the Board that the CD&A be included in this proxy statement and the Company’s Annual Report on Form 10-K for filing with the SEC.

By the members of the Compensation and Human Resources Committee consisting of:
Miles D. White (Chairman)
David L. Calhoun
Jesse J. Greene, Jr.

Executive Compensation Tables

2014 Summary Compensation Table
Name and Principal Position	Year	Salary	Bonus [1]	Stock Awards	Option Awards [2]	Non-Equity Incentive Plan Compensation [3]	Change in Pension Value and Nonqualified Deferred Compensation Earnings [4]	All Other Compensation [5]	Total
Douglas R. Oberhelman	2014	$1,600,008	$—	$—	$8,377,481	$4,913,288	$1,998,805	$241,866	$17,131,448
Chairman & CEO	2013	$1,600,008	$—	$—	$7,966,091	$2,241,766	$2,964,405	$217,299	$14,989,569
	2012	$1,562,508	$—	$—	$10,780,000	$5,049,988	$4,636,668	$345,580	$22,374,744
Bradley M. Halverson [6]	2014	$755,202	$—	$—	$2,392,921	$1,501,537	$595,014	$42,294	$5,286,968
Group President & CFO	2013	$661,872	$—	$—	$2,266,520	$747,012	$348,392	$46,107	$4,069,903
Stuart L. Levenick [7]	2014	$925,584	$—	$—	$2,560,624	$1,845,771	$570,390	$162,214	$6,064,583
Group President	2013	$914,565	$—	$—	$2,557,997	$1,220,080	$452,798	$118,909	$5,264,349
	2012	$865,182	$—	$128,275	$2,290,221	$1,849,220	$1,418,318	$122,305	$6,673,521
Edward J. Rapp	2014	$872,424	$50,000	$—	$2,560,624	$1,961,564	$565,770	$944,315	$6,954,697
Group President	2013	$847,008	$—	$—	$2,266,520	$883,667	$1,129,584	$296,280	$5,423,059
	2012	$827,757	$—	$256,550	$2,372,188	$1,961,748	$1,396,792	$103,173	$6,918,208
D. James Umpleby III [8]	2014	$755,202	$—	$—	$2,527,089	$1,847,136	$1,484,122	$57,772	$6,671,321
Group President	2013	$661,872	$—	$—	$2,266,520	$964,041	$4,181,546	$52,857	$8,126,836
1
Amount includes a lump sum discretionary bonus payment authorized by the Compensation & Human Resources Committee of the Board of Directors. Discretionary bonuses recognize responsibilities or significant efforts that may not be fully reflected in the performance objectives established under the short-term incentive plans. In February 2014, the Committee approved a lump sum discretionary bonus of $50,000 for Mr. Rapp.

2
The amounts reported in this column represent stock options granted under the LTIP that are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions made in the calculation of these amounts are included in Note 2 “Stock based compensation” to the Company’s consolidated financial statements for the fiscal year ended December 31, 2014, included in the Company’s Form 10-K filed with the SEC on February 17, 2015.

3
The amounts in this column reflect cash payments made to NEOs under the 2014 ESTIP in 2015 with respect to 2014 performance and under the SPP with respect to performance over a three year performance cycle from 2012 through 2014 as follows: Mr. Oberhelman $4,000,000/ESTIP and $913,288/SPP; Mr. Halverson $1,275,742/ESTIP and $225,795/SPP; Mr. Levenick $1,510,076/ESTIP and $335,695/SPP; Mr. Rapp $1,645,489/ESTIP and $316,075/SPP; and Mr. Umpleby $1,621,341/ESTIP and $225,795/SPP.

4
Because NEOs do not receive “preferred” or “above market” earnings on compensation deferred into SDCP, SEIP and/or DEIP, the amount shown represents only the change between the actuarial present value of each NEO’s total accumulated pension benefit between December 31, 2013 and December 31, 2014. The amount assumes the pension benefit is payable at each NEO’s earliest unreduced retirement age based upon the NEO’s current pensionable earnings. See the "2014 Pension Benefits" table for disclosure regarding the various assumptions used to calculate these pension benefits.

5
"All Other Compensation" for 2014 consists of the following items detailed in a separate table appearing on page 29: Matching contributions to the Company’s 401(k) plan, matching contributions to SDCP, personal corporate aircraft usage, home security, life insurance premiums and compensation received by Mr. Rapp in connection with his International Service Assignment.

6								Mr. Halverson became a NEO in 2013 so historical information for 2012 is not presented.
7								Mr. Levenick retired effective February 1, 2015.
8								Mr. Umpleby became a NEO in 2013 so historical information for 2012 is not presented.

2014 All Other Compensation Table
Name	Year	Matching Contributions 401(k)	Matching Contributions SDCP	Corporate Aircraft/ Transportation [1]	Home Security [2]	Other [3]	Total All Other Compensation
Douglas R. Oberhelman	2014	$7,650	$76,497	$116,946	$37,209	$3,564	$241,866
	2013	$7,900	$104,315	$96,594	$4,926	$3,564	$217,299
	2012	$7,760	$136,797	$105,006	$94,397	$1,620	$345,580
Bradley M. Halverson	2014	$6,930	$31,012	$385	$2,725	$1,242	$42,294
	2013	$7,938	$25,810	$192	$10,925	$1,242	$46,107
Stuart L. Levenick	2014	$6,942	$45,339	$103,460	$2,909	$3,564	$162,214
	2013	$7,981	$40,749	$59,842	$6,773	$3,564	$118,909
	2012	$7,169	$55,038	$56,323	$2,155	$1,620	$122,305
Edward J. Rapp	2014	$7,800	$34,419	$37,680	$949	$863,467	$944,315
	2013	$7,750	$45,767	$17,430	$13,805	$211,528	$296,280
	2012	$7,953	$51,847	$41,648	$825	$900	$103,173
D. James Umpleby III	2014	$6,930	$37,523	$9,080	$1,917	$2,322	$57,772
	2013	$7,650	$26,116	$14,614	$2,155	$2,322	$52,857
1
Several of our NEOs serve as board members for other corporations at the request of the Company, and the personal usage noted above primarily consists of NEO flights to attend these outside board meetings. Under the rules of the SEC, use of aircraft for this purpose is deemed to be personal, even though Caterpillar considers these flights beneficial to the Company and for a business purpose. CEO approval is required for all personal use. The value of personal aircraft usage reported above is based on Caterpillar’s incremental cost per flight hour, including the weighted average variable operating cost of fuel, oil, aircraft maintenance, landing and parking fees, related ground transportation, catering and other smaller variable costs. Occasionally, a spouse or other guest may accompany the NEO, and if the Company aircraft is already scheduled for business purposes and can accommodate additional passengers, no additional variable operating cost is incurred. Mr. Oberhelman and the Company have a time-sharing lease agreement, pursuant to which certain costs associated with those flights are reimbursed by Mr. Oberhelman to the Company in accordance with the agreement.

2
Amounts reported for home security represent the cost provided by an outside security provider for hardware and monitoring service. The incremental cost associated with the home security services is determined based upon the amounts paid to the outside service provider.

3
The amount shown includes the premium cost of Company provided basic life insurance under a Group Variable Universal Life policy. The coverage amount is two times base salary, capped at $500,000. The premium cost is as follows: Mr. Oberhelman $3,564; Mr. Halverson $1,242; Mr. Levenick $3,564; Mr. Rapp $2,322; and Mr. Umpleby $2,322.
During 2014, Mr. Rapp was an International Service Employee (ISE) based in Singapore. The amount shown includes $861,145 of foreign service allowances typically paid by the Company on behalf of ISEs, including allowances paid to Mr. Rapp for moving expenses, housing, mobility premium, home leave and foreign and U.S. taxes. Company paid taxes of $496,897 was included in this amount. These allowances are intended to ensure that our ISEs are in the same approximate financial position as they would have been if they lived in the U.S. during the time of their international service.

Grants of Plan-Based Awards in 2014
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards [1]			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options [4]	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($) [5]
		Threshold	Target	Maximum
Douglas R. Oberhelman	SPP [2]	$1,282,500	$4,275,000	$5,000,000	—	—	—	—
	ESTIP [3]	$840,004	$2,800,014	$4,000,000	—	—	—	—
	3/3/2014	—	—	—	—	283,790	$96.31	$8,377,481
Bradley M. Halverson	SPP [2]	$345,000	$1,150,000	$2,300,000	—	—	—	—
	ESTIP [3]	$226,561	$755,202	$1,510,404	—	—	—	—
	3/3/2014	—	—	—	—	81,061	$96.31	$2,392,921
Stuart L. Levenick	SPP [2]	$345,000	$1,150,000	$2,300,000	—	—	—	—
	ESTIP [3]	$277,675	$925,584	$1,851,168	—	—	—	—
	3/3/2014	—	—	—	—	86,742	$96.31	$2,560,624
Edward J. Rapp	SPP [2]	$345,000	$1,150,000	$2,300,000	—	—	—	—
	ESTIP [3]	$261,727	$872,424	$1,744,848	—	—	—	—
	3/3/2014	—	—	—	—	86,742	$96.31	$2,560,624
D. James Umpleby III	SPP [2]	$345,000	$1,150,000	$2,300,000	—	—	—	—
	ESTIP [3]	$226,561	$755,202	$1,510,404	—	—	—	—
	3/3/2014	—	—	—	—	85,606	$96.31	$2,527,089
1		The amounts reported in this column represent estimated potential awards under the 2014-2016 SPP cycle and 2014 ESTIP.
2
The 2014-2016 SPP cycle estimates for the NEOs are based upon a predetermined plan target fixed dollar amount and the actual payouts will be determined based on Caterpillar’s achievement of specified performance levels (TSR and Profit Per Share) over the three-year performance cycle. The threshold amount is earned if the threshold performance level is achieved. The target amount is earned if at least 100 percent of the targeted performance level is achieved. The maximum award is earned if the maximum performance level is achieved.

3
The 2014 ESTIP estimates are based upon the executive’s base salary and the payouts at the threshold, target and maximum performance levels for the Company and Business Unit Performance Measures for 2014, subject to a $4.0 million payout cap. The actual award payable was based on achieving the performance measures with a limited additional amount available to reward performance which exceeded pre-established individual objectives. For a detailed explanation of the 2014 ESTIP, please refer to pages 19-21 of the CD&A. The cash payouts for the 2014 plan year are included in the column “Non-Equity Incentive Plan Compensation” of the “2014 Summary Compensation Table.”

4
Amounts reported represent stock options granted under the LTIP. The exercise price for all stock options granted to the NEOs is the closing price of Caterpillar stock on the grant date, which was $96.31. All stock options granted to the NEOs will vest three years from the grant date, subject to the NEO’s continued employment through the vesting date. The actual realizable value of the options will depend on the fair market value of Caterpillar stock at the time of exercise.

5
The amounts shown do not reflect realized compensation by the NEO. The amounts shown represent the value of the stock option awards granted to the NEOs based upon the grant date fair market value of the award as determined in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at 2014 Fiscal Year-End
Name	Grant Date	Vesting Date	Option Awards				Stock Awards
			Number of Securities Underlying Unexercised SARs/Options		SAR / Option Exercise Price	SAR / Option Expiration Date [1]	Number of Shares or Units of Stock That Have Not Vested [2]		Market Value of Shares or Units of Stock That Have Not Vested [3]
			Exercisable	Unexercisable
Douglas R. Oberhelman	02/17/2006	02/17/2009	110,000	—	$72.0500	02/17/2016	—		$—
	03/02/2007	03/02/2010	125,884	—	$63.0400	03/02/2017	—		$—
	03/03/2008	03/03/2011	115,484	—	$73.2000	03/03/2018	—		$—
	03/02/2009	03/02/2012	166,252	—	$22.1700	03/02/2019	—		$—
	03/01/2010	03/01/2013	272,282	—	$57.8500	03/01/2020	—		$—
	03/07/2011	03/07/2014	226,224	—	$102.1300	03/07/2021	—		$—
	03/05/2012	03/05/2015	—	275,000	$110.0900	03/05/2022	—		$—
	03/04/2013	03/04/2016	—	281,090	$89.7500	03/04/2023	—		$—
	03/03/2014	03/03/2017	—	283,790	$96.3100	03/03/2024	—		$—
Bradley M. Halverson	03/02/2007	03/02/2010	9,935	—	$63.0400	03/02/2017	—		$—
	03/03/2008	03/03/2011	9,306	—	$73.2000	03/03/2018	—		$—
	03/02/2009	03/02/2012	14,092	—	$22.1700	03/02/2019	—		$—
	03/01/2010	03/01/2013	9,449	—	$57.8500	03/01/2020	—		$—
	03/07/2011	03/07/2014	22,696	—	$102.1300	03/07/2021	—		$—
	03/05/2012	03/05/2015	—	21,416	$110.0900	03/05/2022	—		$—
	03/04/2013	03/04/2016	—	79,976	$89.7500	03/04/2023	—		$—
	03/03/2014	03/03/2017	—	81,061	$96.3100	03/03/2024	—		$—
	—	—	—	—	$—	—	2,500	[4]	$228,825
Stuart L. Levenick	03/02/2007	03/02/2010	124,396	—	$63.0400	03/02/2017	—		$—
	03/03/2008	03/03/2011	115,484	—	$73.2000	03/03/2018	—		$—
	03/02/2009	03/02/2012	148,722	—	$22.1700	03/02/2019	—		$—
	03/01/2010	03/01/2013	134,851	—	$57.8500	03/01/2020	—		$—
	03/07/2011	03/07/2014	56,228	—	$102.1300	03/07/2021	—		$—
	03/05/2012	03/05/2015	—	58,424	$110.0900	03/05/2022	—		$—
	03/04/2013	03/04/2016	—	90,261	$89.7500	03/04/2023	—		$—
	03/03/2014	03/03/2017	—	86,742	$96.3100	03/03/2024	—		$—
	—	—	—	—	$—	—	1,583	[5]	$144,892
Edward J. Rapp	02/17/2006	02/17/2009	48,000	—	$72.0500	02/17/2016	—		$—
	03/02/2007	03/02/2010	47,044	—	$63.0400	03/02/2017	—		$—
	03/03/2008	03/03/2011	109,898	—	$73.2000	03/03/2018	—		$—
	03/02/2009	03/02/2012	148,722	—	$22.1700	03/02/2019	—		$—
	03/01/2010	03/01/2013	145,765	—	$57.8500	03/01/2020	—		$—
	03/07/2011	03/07/2014	56,228	—	$102.1300	03/07/2021	—		$—
	03/05/2012	03/05/2015	—	60,515	$110.0900	03/05/2022	—		$—
	03/04/2013	03/04/2016	—	79,976	$89.7500	03/04/2023	—		$—
	03/03/2014	03/03/2017	—	86,742	$96.3100	03/03/2024	—		$—
	—	—	—	—	$—	—	3,557	[6]	$325,572
(table continued on next page)

Outstanding Equity Awards at 2014 Fiscal Year-End (continued)
Name	Grant Date	Vesting Date	Option Awards				Stock Awards
			Number of Securities Underlying Unexercised SARs/Options		SAR / Option Exercise Price	SAR / Option Expiration Date [1]	Number of Shares or Units of Stock That Have Not Vested [2]		Market Value of Shares or Units of Stock That Have Not Vested [3]
			Exercisable	Unexercisable
D. James Umpleby III	02/17/2006	02/17/2009	7,150	—	$72.0500	02/17/2016	—		$—
	03/02/2007	03/02/2010	3,341	—	$63.0400	03/02/2017	—		$—
	03/03/2008	03/03/2011	4,661	—	$73.2000	03/03/2018	—		$—
	03/02/2009	03/02/2012	6,619	—	$22.1700	03/02/2019	—		$—
	03/01/2010	03/01/2013	6,781	—	$57.8500	03/01/2020	—		$—
	03/07/2011	03/07/2014	22,696	—	$102.1300	03/07/2021	—		$—
	03/05/2012	03/05/2015	—	21,416	$110.0900	03/05/2022	—		$—
	03/04/2013	03/04/2016	—	79,976	$89.7500	03/04/2023	—		$—
	03/03/2014	03/03/2017	—	85,606	$96.3100	03/03/2024	—		$—
	—	—	—	—	$—	—	2,500	[7]	$228,825
1					Stock options granted in 2012, 2013 and 2014 are exercisable three years after the grant date. Stock options expire 10 years from the grant date for an active employee.
2					The amounts shown include the portion of any prior RSU grants that were not vested as of December 31, 2014.
3					The market value of the non-vested RSUs is calculated using the closing price of Caterpillar common stock on December 31, 2014 ($91.53 per share).
4					This amount includes 834 RSUs scheduled to vest on May 1, 2015, 833 RSUs scheduled to vest on May 1, 2016 and 833 RSUs scheduled to vest on May 1, 2017.
5
This amount includes 417 RSUs scheduled to vest on May 1, 2015,167 RSUs scheduled to vest on May 2, 2015, 417 RSUs scheduled to vest on May 1, 2016, 166 RSUs scheduled to vest on May 2, 2016 and 416 RSUs scheduled to vest on May 1, 2017.

6
This amount includes 391 RSUs scheduled to vest on April 1, 2015, 834 RSUs scheduled to vest on May 1, 2015, 333 RSUs scheduled to vest on May 2, 2015, 833 RSUs scheduled to vest on May 1, 2016, 333 RSUs scheduled to vest on May 2, 2016 and 833 RSUs scheduled to vest on May 1, 2017.

7					This amount includes 834 RSUs scheduled to vest on May 1, 2015, 833 RSUs scheduled to vest on May 1, 2016 and 833 RSUs scheduled to vest on May 1, 2017.

2014 Option Exercises and Stock Vested
	Option Awards [1]		Stock Awards [2]
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Douglas R. Oberhelman	280,000	$15,607,788	—	$—
Bradley M. Halverson	28,000	$1,200,730	—	$—
Stuart L. Levenick	105,000	$3,943,800	167	$17,561
Edward J. Rapp	120,000	$6,732,436	726	$74,129
D. James Umpleby III	18,400	$1,038,996	—	$—
1
Upon exercise, option holders may surrender shares to pay the option exercise price and satisfy income tax withholding requirements. The amounts shown are gross amounts absent netting for shares surrendered. Mr. Oberhelman’s stock option exercise transactions resulted in additional shares being acquired at the conclusion of the transactions and did not result in any shares being sold.

2	Upon vesting of the RSUs, shares are surrendered to satisfy income tax withholding requirements. The amounts shown are gross amounts absent netting for shares surrendered.

2014 Pension Benefits
Name	Plan Name [1]	Number of Years of Credited Service [2]	Present Value of Accumulated Benefit [3]	Payments During Last Fiscal Year
Douglas R. Oberhelman	RIP	35.00	$3,055,940	$—
	SERP	35.00	$21,349,775	$—
Bradley M. Halverson	RIP	26.83	$1,434,938	$—
	SERP	26.83	$2,274,122	$—
Stuart L. Levenick	RIP	35.00	$3,055,940	$—
	SERP	35.00	$10,281,553	$—
Edward J. Rapp	RIP	35.00	$2,592,691	$—
	SERP	35.00	$7,383,225	$—
D. James Umpleby III	Solar RP	25.00	$1,636,929	$—
	Solar MRO	25.00	$7,638,173	$—
1
Caterpillar Inc. Retirement Income Plan (RIP) is a noncontributory U.S. qualified defined benefit pension plan and the Supplemental Retirement Plan (SERP) is a U.S. non-qualified pension plan. The total benefit formula across both plans is 1.5 percent for each year of service (capped at 35 years) multiplied by the final average earnings during the highest five of the final ten years of employment. Final average earnings include base salary and short-term incentive compensation, including amounts deferred.  The employee’s annual retirement income benefit under the qualified plan is restricted by the Internal Revenue Code limitations and the excess benefits are paid from SERP. SERP is not funded. Mr. Umpleby participates in the Solar Turbines Incorporated Retirement Plan (Solar RP) and the Solar Turbines Incorporated Managerial Retirement Objective Plan (Solar MRO) because he was originally hired by Solar Turbines Incorporated, a wholly owned subsidiary of Caterpillar. The Solar RP is a noncontributory U.S. qualified defined benefit pension plan and the Solar MRO is a U.S. non-qualified pension plan. The total benefit formula for the Solar RP is 60 percent of final average salary prorated for years of service less than 25, minus 65 percent of monthly Social Security benefits. Final average salary is the average base salary for the highest consecutive 36 month period during the 120 month period prior to retirement. The Solar MRO provides a benefit under the same benefit formula and includes base salary and short term incentive pay. The employee’s annual retirement income benefit under the Solar RP is restricted by the Internal Revenue Code limitations and the excess benefits are paid from the Solar MRO. The Solar MRO is not funded.

2
Mr. Oberhelman, Mr. Halverson, Mr. Levenick and Mr. Rapp participate in RIP and SERP. Mr. Oberhelman, Mr. Levenick and Mr. Rapp have more than 35 years of service with the Company. Amounts payable under both RIP and SERP are based upon a maximum of 35 years of service. All RIP participants may receive their benefit immediately following termination of employment, after reaching early retirement eligibility, or may defer benefit payments until any time between early retirement age and normal retirement age.  SERP and Solar MRO participants receive their benefit six months after their retirement date. Normal retirement age is defined as age 65 with five years of service. For RIP and SERP participants, early retirement is defined as: any age with 30 years of service, age 55 with 15 years of service or age 60 with 10 years of service. If a participant elects early retirement, benefits are reduced by 4 percent per year, before age 62. Current RIP and SERP participants, Mr. Oberhelman, Mr. Levenick and Mr. Rapp are eligible for early retirement, with a 4 percent reduction per year under age 62. Mr. Umpleby who participates in the Solar RP and Solar MRO has more than 25 years of service with the Company, and meets the early retirement eligibility requirement of age 55 with at least 10 years of service. Early retirement benefits paid under Solar RP and Solar MRO have a 3 percent reduction per year under age 62.

3
The amount in this column represents the actuarial present value for each NEO’s accumulated pension benefit on December 31, 2014. For each NEO, it assumes benefits are payable at each NEO’s earliest unreduced retirement age based upon current level of pensionable income. The present value calculations use an interest rate of 3.88 percent and the RP2014 mortality table with modifications to reflect historical company specific mortality experience and mortality improvements based on Scale BB-2D.

2014 Nonqualified Deferred Compensation
Name	Plan Name	Executive Contributions in 2014 [1]	Registrant Contributions in 2014 [2]	Aggregate Earnings in 2014 [3]	Aggregate Balance at 12/31/14 [4]
Douglas R. Oberhelman	SDCP	$76,497	$152,994	$87,683	$3,265,981
	SEIP	$—	$—	$30,087	$896,819
	DEIP	$—	$—	$63,125	$1,787,144
Bradley M. Halverson	SDCP	$31,012	$62,025	$22,985	$943,916
	SEIP	$—	$—	$140	$4,169
	DEIP	$—	$—	$2,647	$78,917
Stuart L. Levenick	SDCP	$45,339	$90,679	$238,201	$4,723,529
	SEIP	$—	$—	$-2,050	$40,501
	DEIP	$—	$—	$216,815	$5,051,670
Edward J. Rapp	SDCP	$34,419	$68,838	$104,073	$2,874,811
	SEIP	$—	$—	$2,134	$63,618
	DEIP	$—	$—	$29,270	$863,546
D. James Umpleby III	SDCP	$37,523	$75,047	$77,597	$1,824,523
	SEIP	$—	$—	$1,927	$30,468
	DEIP	$—	$—	$167,409	$2,409,519
1
The Supplemental Deferred Compensation Plan (SDCP) is a non-qualified deferred compensation plan created in March of 2007 with a retroactive effective date of January 1, 2005, which effectively replaced the Supplemental Employees’ Investment Plan (SEIP) and Deferred Employees’ Investment Plan (DEIP). All future contributions will be made under SDCP.

2
SDCP allows eligible U.S. employees, including all NEOs, to voluntarily defer a portion of their base salary and ESTIP pay into the plan and receive a Company matching contribution. SPP pay may also be deferred, but does not qualify for any Company matching contributions. Amounts deferred by executives in 2014 for base salary, ESTIP pay and/or SPP payouts are included in the “2014 Summary Compensation Table.” Matching contributions in non-qualified deferred compensation plans made by Caterpillar in 2014 are also included in the “2014 All Other Compensation Table” under the Matching Contributions SDCP column. SDCP, SEIP and DEIP participants may elect a lump sum payment, or an installment distribution payable for up to 15 years after separation.

3				Aggregate earnings comprise interest, dividends, capital gains and appreciation/depreciation of investment results. The investment choices available to the participant mirror those of our 401(k) plan.
4
Amounts in this column were previously reported in the “Summary Compensation Table” for the years 2012-2014 as follows: Mr. Oberhelman $952,827; Mr. Halverson $197,675; Mr. Levenick $423,382; Mr. Rapp $396,100; and Mr. Umpleby $190,919.

Potential Payments Upon Termination or Change in Control
Except for customary provisions in employee compensation plans and as required by law, there are no pre-existing severance or change in control agreements with the NEOs.

The following is a summary of the compensation that would become payable under the existing compensation plans if an NEO’s employment had terminated on December 31, 2014 in each of the following scenarios:

•	Voluntary Separation, including retirement that does not qualify as Long-Service Separation

•	Long-Service Separation (separation after age 55 with 5 or more years of Company service effective with the 2011 equity grant)

•	Termination for Cause

•	Termination without Cause or for Good Reason within one year following a change in control (Termination following CIC)

Equity Awards
Voluntary Separation	• Stock options and SARs: Vested awards may be exercised until the earlier of the expiration date or 60 days from the separation date; unvested awards are forfeited • Restricted Stock Units: Forfeited
Long-Service Separation
•
Stock options and SARs: Grants outstanding more than six months vest and are exercisable until the earlier of the expiration date or 60 months from the separation date; otherwise awards are forfeited
•
Restricted Stock Units: Accelerated vesting for grants outstanding more than six months, excluding Chairman’s RSU Awards granted before May of 2014; otherwise awards are forfeited

Termination for Cause	• Stock options and SARs: Vested and unvested awards are forfeited • Restricted Stock Units: Forfeited
Termination following CIC	• Stock options and SARs: Vest and become immediately exercisable for remaining term of the award • Restricted Stock Units: Accelerated vesting of outstanding awards

ESTIP
Voluntary Separation	• Payment is forfeited
Long-Service Separation	• Payment for a pro-rated service period based on actual results
Termination for Cause	• Payment is forfeited
Termination following CIC	• Payment for a pro-rated service period assuming achievement of maximum opportunity

Strategic Performance Plan (SPP)
Voluntary Separation	• Payment is forfeited
Long-Service Separation	• Payment for a pro-rated service period based on actual results
Termination for Cause	• Payment is forfeited
Termination following CIC	• Payment for entire performance period assuming achievement of maximum opportunity

Deferred Compensation
The “2014 Nonqualified Deferred Compensation” table on page 34 describes unfunded, non-qualified deferred compensation plans that permit the deferral of salary, bonus and short-term cash performance awards by NEOs. These plans also provide for matching contributions by the Company. NEOs are eligible to receive the amount in their deferred compensation accounts following termination under any termination scenario unless the NEO elected to further defer the payment as permitted by the plans.

Post -Termination Benefits
Other than in accordance with the terms of existing compensation and benefit programs, and as described below with respect to Mr. Levenick’s retirement from the company effective February 1, 2015, the Company is not obligated to provide any special severance payments to any NEOs.

In connection with Mr. Levenick’s retirement from the company, the Committee granted Mr. Levenick stock options on January 5, 2015 with a grant date fair market value of $4.0 million. The Committee also approved the accelerated vesting of 1,583 outstanding RSUs previously granted to Mr. Levenick under the Chairman’s Award Program. In providing this approval, the Committee considered Mr. Levenick’s 37 years of service with the Company, including his leadership in strengthening the relationship between Caterpillar and the independent global dealer network through the “Across the Table” dealer transformation. His strategic leadership has been viewed as instrumental in strengthening the alignment between Caterpillar and the independent dealers.

Terms & Potential Payments - Change in Control
The following tabular information quantifies certain payments that would become payable under existing plans and arrangements if the NEO’s employment had terminated on December 31, 2014. The information is provided relative to the NEO’s compensation and service levels as of the date specified. If applicable, they are based on the Company’s closing stock price on December 31, 2014.

Potential Payments Upon Termination or Change in Control
		Equity Awards		Incentive		Post Termination Benefits
Name	Termination Scenario	Stock Options/ SARs [1]	Restricted Stock/ RSUs [2]	Short-term Incentive [3]	Long-term Incentive [4]		Total
Douglas R. Oberhelman	Voluntary Separation	$—	$—	$—	$—	—	$—
	Long-Service Separation	$500,340	$—	$4,000,000	$3,238,718	—	$7,739,058
	Termination for Cause	$—	$—	$—	$—	—	$—
	Termination following CIC	$500,340	$—	$4,000,000	$10,000,000	—	$14,500,340
Bradley M. Halverson	Voluntary Separation	$—	$—	$—	$—	—	$—
	Long-Service Separation	$142,357	$—	$1,275,742	$899,227	—	$2,317,326
	Termination for Cause	$—	$—	$—	$—	—	$—
	Termination following CIC	$142,357	$228,825	$1,510,404	$3,847,374	—	$5,728,960
Stuart L. Levenick	Voluntary Separation	$—	$—	$—	$—	—	$—
	Long-Service Separation	$160,665	$—	$1,510,076	$1,048,737	—	$2,719,478
	Termination for Cause	$—	$—	$—	$—	—	$—
	Termination following CIC	$160,665	$144,892	$1,851,168	$4,295,882	—	$6,452,607
Edward J. Rapp	Voluntary Separation	$—	$—	$—	$—	—	$—
	Long-Service Separation	$142,357	$—	$1,645,489	$1,012,864	—	$2,800,710
	Termination for Cause	$—	$—	$—	$—	—	$—
	Termination following CIC	$142,357	$325,572	$1,744,848	$4,188,269	—	$6,401,046
D. James Umpleby III	Voluntary Separation	$—	$—	$—	$—	—	$—
	Long-Service Separation	$142,357	$—	$1,621,341	$899,227	—	$2,662,925
	Termination for Cause	$—	$—	$—	$—	—	$—
	Termination following CIC	$142,357	$228,825	$1,510,404	$3,847,374	—	$5,728,960
1
For valuation purposes, as of December 31, 2014, when the closing price of Caterpillar common stock was $91.53, the 2013 equity grant price was lower than the year-end closing price and was in the money. The 2012 and 2014 grant prices were higher than the year-end closing price and, thus, both 2012 and 2014 grants were underwater. The 2012, 2013 and 2014 grants were not fully vested as of December 31, 2014.

2		The valuation shown is based upon the number of shares vesting multiplied by the closing price of Caterpillar common stock on December 31, 2014, which was $91.53 per share.
3
The plan provisions limit the payout to a maximum of $4.0 million in any single year. Amounts shown for Termination following CIC represent the award as if the maximum performance levels had been achieved under ESTIP for all NEOs.

4
Termination following CIC amounts shown for all NEOs represent the maximum payout for plan cycles 2013-2015 and 2014-2016, both of which are open cycles as of December 31, 2014. Plan provisions in effect for the 2013-2015 and 2014-2016 performance cycles restrict Mr. Oberhelman’s payout to $5.0 million per plan cycle. The amount shown for long-service separation is the NEO’s prorated benefit based on a target payout for plan cycles 2013-2015 and 2014-2016, both of which were open cycles as of December 31, 2014.

Director Compensation
Compensation for non-employee directors for 2014 was comprised of the following components:

Cash Retainer:	$150,000
Restricted Stock Grant (1 year vesting)	$125,000
Committee Chairman Stipend:	Presiding Director	$25,000
	Audit	$20,000
	Compensation and Human Resources	$20,000

Target ownership guidelines require directors to own Caterpillar common stock in the amount of two and one half times their annual compensation. Directors have a five-year period from the date of their election or appointment to meet the target ownership guidelines. All Directors subject to the ownership guidelines are in compliance with their target.

Under Caterpillar’s Directors’ Deferred Compensation Plan (DDCP), directors may defer 50 percent or more of their annual retainer and stipend in an interest-bearing account or an account representing equivalent shares of Caterpillar stock.

In accordance with Caterpillar’s Long-Term Service Separation Policy, unvested equity awards will vest upon the separation of Board service (to the extent that Board service has continued for at least six months immediately following the grant date) for any Director that has served on the Board of Directors of the Company for five or more years and is age 55 or older at the time of separation.

Directors appointed or elected to the Board of Directors prior to April 1, 2008, also participate in a Charitable Award Program. Under the program, a donation of up to $1.0 million will be made by the Company, in the director’s name, in ten equal annual installments, with the first installment to be made as soon as practicable after the director’s death. Of the total donation, half will be donated to the eligible tax-exempt organization(s) selected by the director, and the remainder will be directed to the Caterpillar Foundation. The maximum amount payable is $1.0 million on behalf of each eligible director. The sum is based on the director’s length of service. The program is financed through the purchase of life insurance policies. Directors derive no financial benefit from the program. Premium payments and administrative fees paid by the Company for this program are included in the “All Other Compensation” column for Mr. Dickinson, Mr. Gallardo, Mr. Magowan, Mr. Osborn and Mr. Rust who participate in this program.

Director Compensation for 2014
Director	Fees Earned or Paid in Cash	Stock Awards [1]	Option Awards [1]		All Other Compensation [2]	Total
David L. Calhoun	$150,000	$125,010	$	N/A	$—	$275,010
Daniel M. Dickinson	$150,000	$125,010	$	N/A	$33,936	$308,946
Juan Gallardo	$150,000	$125,010	$	N/A	$10,458	$285,468
Jesse J. Greene, Jr.	$150,000	$125,010	$	N/A	$4,500	$279,510
Jon M. Huntsman, Jr.	$150,000	$125,010	$	N/A	$—	$275,010
Peter A. Magowan [3]	$150,000	$125,010	$	N/A	$30,548	$305,558
Dennis A. Muilenburg	$150,000	$125,010	$	N/A	$—	$275,010
William A. Osborn	$170,000	$125,010	$	N/A	$10,457	$305,467
Edward B. Rust, Jr.	$174,174	$125,010	$	N/A	$7,500	$306,684
Susan C. Schwab	$150,000	$125,010	$	N/A	$10,300	$285,310
Miles D. White	$170,000	$125,010	$	N/A	$10,000	$305,010
1
As of December 31, 2014, the number of vested and non-vested options (NQs), RSUs, Restricted Shares and Phantom Shares held by each individual serving as a non-employee director during 2014 was: Mr. Calhoun: 7,346 (which consists of 1,298 Restricted Shares and 6,048 Phantom Shares); Mr. Dickinson: 26,047 (which consists of 5,833 SARs, 1,298 Restricted Shares and 18,916 Phantom Shares); Mr. Gallardo: 45,273 (which consists of 8,000 NQs, 12,833 SARs, 3,398 Restricted Shares and 21,042 Phantom Shares); Mr. Greene: 1,298 Restricted Shares; Mr. Huntsman: 1,298 Restricted Shares; Mr. Magowan: 62,199 (which consists of 8,000 NQs, 12,833 SARs, 6,398 Restricted Shares and 34,968 Phantom Shares); Mr. Muilenburg: 1,298 Restricted Shares; Mr. Osborn: 2,283 (which consists of 1,998 Restricted Shares and 285 Phantom Shares); Mr. Rust: 39,819 (which consists of 12,833 SARs, 1,298 Restricted Shares and 25,688 Phantom Shares); Ms. Schwab: 6,322 (which consists of 1,298 Restricted Shares and 5,024 Phantom Shares); and Mr. White: 3,911 (which consists of 1,298 Restricted Shares and 2,613 Phantom Shares). Mr. Calhoun, Mr. Dickinson, Mr. Gallardo, Mr. Magowan, Ms. Schwab and Mr. Rust deferred 100 percent of their 2014 retainer fee into the Directors’ Deferred Compensation Plan. Mr. White deferred 50 percent of his 2014 retainer fee into the Directors’ Deferred Compensation Plan.

2
All Other Compensation represents Company matching gift contributions and administrative fees associated with the Directors’ Charitable Award Program. Outside directors are eligible to participate in the Caterpillar Foundation Matching Gift Program. The Foundation will match contributions to eligible two-year or four-year colleges or universities, arts and cultural institutions, public policy and environmental organizations, up to a maximum of $2,000 per eligible organization per calendar year. The amounts listed that represent the matching contributions are as follows: Mr. Dickinson $3,000, Mr. Greene $4,500, Mr. Rust $6,000, Ms. Schwab $10,300 and Mr. White $10,000. For directors eligible to participate in the Directors’ Charitable Award Program, the amounts represent the insurance premium and administrative fees. The premium and administrative fee of $30,936 was paid for Mr. Dickinson, $10,458 was paid for Mr. Gallardo, $30,548 was paid for Mr. Magowan, $10,457 was paid for Mr. Osborn and $1,500 was paid for Mr. Rust.

3	Mr. Magowan retired from the Board on December 31, 2014.

Compensation Risk
The Compensation and Human Resources Committee regularly reviews the Company’s compensation policies and practices, including the risks created by the Company’s compensation plans. In addition, the Company also conducted a review of its compensation plans and related risks to the Company. The Company reviewed its analysis with the Committee and the Committee’s independent compensation consultant, and the Committee concluded that the compensation plans reflected the appropriate compensation goals and philosophy. Based on this review and analysis, the Company has concluded that any risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

MANAGEMENT PROPOSALS

Proposal 1 - Election of Directors
The Board has nominated the following individuals to stand for election for a one-year term expiring at the annual meeting of stockholders in 2016.

Director and Director Candidate Biographies and Qualifications
Directors have been in their current positions for the past five years unless otherwise noted.

DAVID L. CALHOUN, 58, is Senior Managing Director and Head of Private Equity Portfolio Operations of Blackstone Group LP (private equity firm) since January 2014. He also serves as Executive Chairman of the Board of The Nielsen Company B.V. (marketing and media information) since January 2014. Prior to his position at Blackstone, Mr. Calhoun served as Chief Executive Officer of Nielsen Holdings N.V. (2010-2013) and Vice Chairman of General Electric Company and President and Chief Executive Officer of GE Infrastructure (2005-2006). Other current directorships: The Boeing Company. Other directorships within the last five years: Medtronic, Inc. Mr. Calhoun has been a director since 2011.
The Board believes that Mr. Calhoun provides valuable insight and perspective on general strategic and business matters, stemming from his extensive executive and management experience with Blackstone, Nielsen and GE. Mr. Calhoun also has significant manufacturing and high-technology industry expertise as evidenced by his leadership of GE’s aircraft engines and transportation businesses.

DANIEL M. DICKINSON, 53, is currently Managing Partner of HCI Equity Partners (private equity investment). Other current directorships: none. Other directorships within the last five years: Mistras Group, Inc. and Progressive Waste Solutions Ltd. Mr. Dickinson has been a director of the Company since 2006.
The Board believes that Mr. Dickinson’s experience in mergers and acquisitions, private equity business and role as an investment banker provides important insight for the Company’s growth strategy. His significant financial expertise and experience, both in the U.S. and internationally, contributes to the Board’s understanding of and ability to analyze complex issues. His experience as a director of large, publicly-traded multinational corporations enables him to provide meaningful input and guidance to the Board and the Company.

JUAN GALLARDO, 67, is currently Chairman of the Board, Organización CULTIBA (holding company of Grupo Gepp and Grupo Azucarero Mexico) and Chairman of Grupo GEPP S.A.P.I. de C.V. (Pepsicola bottling group and its brands in Mexico). Other current directorships: Lafarge SA and Grupo Financiero Santander S.A.B. de C.V. Other directorships within the last five years: none. Mr. Gallardo has been a director of the Company since 1998.
The Board believes that Mr. Gallardo’s international business experience, particularly in Latin America, are important for the Company’s growth strategy. His extensive background in trade-related issues also contributes to the Board’s expertise. In addition, his experience as a chief executive officer and director of large, publicly-traded multinational corporations enables him to provide meaningful input and guidance to the Board and the Company.

JESSE J. GREENE, JR., 70, is currently an instructor at Columbia Business School in New York City where he teaches corporate governance, risk management and other business topics at the graduate and executive education levels. He was formerly Vice President of Financial Management and Chief Financial Risk Officer of International Business Machines Corporation (computer and office equipment). Other current directorships: none. Other directorships within the last five years: none. Mr. Greene has been a director of the Company since 2011.
The Board believes that Mr. Greene’s financial and information technology experience is valuable to the Board. His experience as a chief financial risk officer and executive of a large, publicly-traded multinational corporation enables him to provide meaningful input and guidance to the Board and the Company.

JON M. HUNTSMAN, JR., 55, former United States Ambassador to China (2009-2011) and former governor of Utah (2005-2009). Other current directorships: Chevron Corporation, Ford Motor Company and Huntsman Corporation. Other directorships within the last five years: none. Mr. Huntsman has been a director of the Company since 2012.
The Board believes that Mr. Huntsman’s extensive knowledge of Asia and international affairs, operational experience gained as governor of Utah and experience as a director of other large, publicly-traded multinational corporations enables him to provide meaningful input and guidance to the Board and the Company.

DENNIS A. MUILENBURG, 51, has been Vice Chairman, President and Chief Operating Officer of The Boeing Company (aerospace/defense products and services) since December 2013. Prior to his current position, Mr. Muilenburg was Executive Vice President of The Boeing Company and President and Chief Executive Officer of Boeing Defense, Space & Security (2009-2013); President of Boeing Global Services & Support (2008-2009); and Vice President and General Manager of the Boeing Combat Systems division (2006-2008). Other current directorships: none. Other directorships within the last five years: none. Mr. Muilenburg has been a director since 2011.
The Board believes that Mr. Muilenburg provides valuable insight to the Board on strategic business matters, stemming from his experience with large-scale product development programs and his world-wide supply chain and manufacturing expertise.

DOUGLAS R. OBERHELMAN, 62, is currently Chairman and Chief Executive Officer of Caterpillar Inc. Prior to his current position, Mr. Oberhelman served as Vice Chairman and Chief Executive Officer-Elect and as a Group President of Caterpillar Inc. Other current directorships: Eli Lilly and Company. Other directorships within the last five years: Ameren Corporation. Mr. Oberhelman has been a director of the Company since 2010.
The Board believes that Mr. Oberhelman’s extensive experience and knowledge of the Company, gained from over 35 years of service in a wide range of Caterpillar leadership positions, enables him to provide meaningful input and guidance to the Board and the Company.

WILLIAM A. OSBORN, 67, was formerly Chairman and CEO of Northern Trust Corporation (multibank holding company) and The Northern Trust Company (bank). Other current directorships: Abbott and General Dynamics Corporation. Other directorships within the last five years: Tribune Company. Mr. Osborn has been a director of the Company since 2000.
The Board believes that Mr. Osborn’s financial expertise and experience is valuable to the Board. In addition, his experience as a chief executive officer and director of other large, publicly-traded corporations enables him to provide meaningful input and guidance to the Board and the Company.

DEBRA L. REED, 59, has been Chairman of the Board of Directors of Sempra Energy (energy services holding company) since 2012 and its Chief Executive Officer and a director since 2011. Prior to her current position, she was Executive Vice President of Sempra. Other current directorships: Halliburton Company. Directorships within the last five years: Avery Dennison Corporation.
Ms. Reed is nominated for election at this meeting. Ms. Reed was brought to the attention of the Public Policy and Governance Committee through an internal process that targeted chief executive officers of large multinational corporations with operations relevant to the Company’s business.
Ms. Reed is expected to provide valuable insight to the Board on energy related matters.

EDWARD B. RUST, JR., 64, is currently Chairman and CEO of State Farm Mutual Automobile Insurance Company (insurance). He is also Chairman, President and CEO of State Farm Fire and Casualty Company, State Farm Life Insurance Company and other principal State Farm affiliates. He previously served as President of State Farm Mutual Automobile Insurance Company and Trustee and President of State Farm Mutual Fund Trust and State Farm Variable Product Trust. Other current directorships: Helmerich & Payne, Inc. and McGraw-Hill Financial, Inc. Other directorships within the last five years: none. Mr. Rust has been a director of the Company since 2003.
The Board believes that Mr. Rust’s financial and business experience is valuable to the Board. His role as a past Chairman of the U.S. Chamber of Commerce, chief executive officer of a major national corporation and experience as a director of large, publicly-traded multinational corporations enables him to provide meaningful input and guidance to the Board and the Company. In addition, his extensive involvement in education improvement compliments the Company’s culture of social responsibility.

SUSAN C. SCHWAB, 60, is currently a Professor at the University of Maryland School of Public Policy and a Strategic Advisor for Mayer Brown LLP. Prior to her current positions, Ambassador Schwab held various positions including United States Trade Representative (member of the President’s cabinet) and Deputy United States Trade Representative. Other current directorships: FedEx Corporation and The Boeing Company. Other directorships within the last five years: none. Ambassador Schwab has been a director of the Company since 2009.
The Board believes that Ambassador Schwab brings extensive knowledge, insight and experience on international trade issues to the Board. Her educational experience and role as the U.S. Trade Representative provide important insights for the Company’s global business model and long-standing support of open trade. In addition, her experience as a director of large, publicly-traded multinational corporations enables her to provide meaningful input and guidance to the Board and the Company.

MILES D. WHITE, 60, is currently Chairman and Chief Executive Officer of Abbott (pharmaceutical and medical products). Other current directorships: Abbott and McDonald’s Corporation. Other directorships within the last five years: none. Mr. White has been a director of the Company since 2011.
The Board believes that Mr. White’s experience as the chief executive officer of a large, complex multinational company provides important insight to the Board. His skills include knowledge of cross-border operations, strategy and business development, risk assessment, finance, leadership development and succession planning and corporate governance matters. In addition to his role as an executive officer, his experience as a director of other large, publicly-traded multinational corporations enables him to provide meaningful input and guidance to the Board and the Company.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES PRESENTED IN PROPOSAL 1.

Proposal 2 - Ratification of our Independent Registered Public Accounting Firm
The Board seeks an indication from stockholders of their approval or disapproval of the Audit Committee’s appointment of PricewaterhouseCoopers as independent auditors for 2015.

PricewaterhouseCoopers has been our independent auditors since 1925. For additional information regarding the Company’s relationship with PricewaterhouseCoopers, please refer to the “Audit Committee Report” on page 12 and the “Audit Fees and Approval Process” disclosure on page 11.

If the appointment of PricewaterhouseCoopers as independent auditors for 2015 is not approved by the stockholders, the adverse vote will be considered a direction to the Audit Committee to consider other independent auditors for next year. However, because of the difficulty in making any substitution of independent auditors so long after the beginning of the current year, the appointment for the year 2015 will stand, unless the Audit Committee finds other good reason for making a change.

Representatives of PricewaterhouseCoopers will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. The representatives will also be available to respond to questions at the meeting.

YOUR BOARD OF DIRECTORS AND AUDIT COMMITTEE RECOMMEND A VOTE “FOR” PROPOSAL 2.

Proposal 3 - Advisory Vote on Executive Compensation
On an annual basis, and in compliance with Section 14A of the Securities Exchange Act of 1934, we seek advisory stockholder approval of the compensation of named executive officers as disclosed in the section of the proxy statement titled “Executive Compensation.” Stockholders are being asked to vote on the following advisory resolution:

“RESOLVED, that the compensation of Caterpillar’s named executive officers as described under “Compensation Discussion and Analysis,” the compensation tables and the narrative discussion associated with the compensation tables in Caterpillar’s proxy statement for its 2015 Annual Meeting of Stockholders is hereby APPROVED.”

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement.

Caterpillar has a “pay-for-performance” and “pay-at-risk” philosophy that forms the foundation of the Compensation and Human Resources Committee’s (Committee) decisions regarding compensation of Caterpillar’s named executive officers. This approach, which has been used consistently over the years, has resulted in Caterpillar’s ability to attract and retain the executive talent necessary to guide the Company. Please refer to “Executive Compensation-Compensation Discussion and Analysis” for an overview of the compensation of Caterpillar’s named executive officers.

This vote is advisory and therefore not binding on Caterpillar, the Committee or the Board. The Board and the Committee value the opinions of Company stockholders and to the extent there is any significant vote against the named executive officer compensation, we will consider those stockholders’ concerns, and the Committee will evaluate whether any actions are necessary to address those concerns.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3.

STOCKHOLDER PROPOSALS
Some of the following stockholder proposals contain assertions that we believe are incorrect or do not reflect all of the facts related to these issues. We have not attempted to refute all inaccuracies. Pursuant to Rule 14a-8(l)(1) promulgated under the Securities Exchange Act of 1934, the Company will provide the name, address and number of Company securities held by the proponent of any stockholder proposal contained in this Proxy Statement promptly upon receipt of a written or oral request.

Proposal 4 - Independent Board Chairman
Resolution Proposed by Stockholder
Resolved: The shareholders request the Board of Directors to adopt as policy, and amend the bylaws as necessary, to require the Chair of the Board of Directors, whenever possible, to be an independent member of the Board. The Board would have the discretion to phase in this policy for the next CEO transition, implemented so it did not violate any existing agreement. If the Board determines that a Chair who was independent when selected is no longer independent, the Board shall select a new Chair who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chair.

Supporting Statement of Proponent
The role of the CEO and management is to run the company. The role of the Board of Directors is to provide independent oversight of management and the CEO. There is a potential conflict of interest for a CEO to be her/his own overseer as Chair while managing the business.

The combination of these two roles in a single person weakens a corporation’s governance structure, which can harm shareholder value.

As Intel’s former chair Andrew Grove stated, “The separation of the two jobs goes to the heart of the conception of a corporation. Is a company a sandbox for the CEO, or is the CEO an employee? If he’s an employee, he needs a boss, and that boss is the Board. The Chairman runs the Board. How can the CEO be his own boss?”

Shareholders are best served by an independent Board Chair who can provide a balance of power between the CEO and the Board empowering strong Board leadership. The primary duty of a Board of Directors is to oversee the management of a company on behalf of shareholders. A combined CEO / Chair creates a potential conflict of interest, resulting in excessive management influence on the Board and weaker oversight of management.

Numerous institutional investors recommend separation of these two roles. For example, California’s Retirement System CaIPERS’ Principles & Guidelines encourage separation, even with a lead director in place.

Chairing and overseeing the Board is a time intensive responsibility: A separate Chair also frees the CEO to manage the company and build effective business strategies.

Many companies have separate and/or independent Chairs. An independent Chair is the prevailing practice in the United Kingdom and many international markets and is an increasing trend in the U.S. This proposal topic won 50%-plus support at 5 major U.S. companies in 2013 including 73%-support at Netflix.

Please vote to enhance shareholder value: Independent Board Chairman - Proposal 4

Caterpillar Response to Proposal 4 - Independent Board Chairman
After careful consideration, the Board recommends a vote AGAINST this proposal for the reasons provided below.

The Board believes the combined role of Chairman and CEO promotes unified leadership and direction for the Company, which allows for a single, clear focus for management to execute our strategy and business plans. The Board has adopted Guidelines on Corporate Governance Issues (available at www.caterpillar.com/governance), consistent with our Bylaws, which state that the role of the Chairman of the Board is to be filled by the Company’s CEO.

Our stockholders rejected similar proposals in 2006, 2007, 2009, 2010 and 2011. The proposal suggests that the Board cannot provide effective independent oversight of the Company and its management team because an independent director does not hold the office of Chairman. The Board disagrees with this assertion. Indeed, the majority of S&P 500 companies currently combine the positions of Chairman of the Board and CEO.

The Board agrees with the proponent that its role, among others, is to provide independent oversight of the CEO and management and has adopted various policies to ensure its independence. Each of the directors, with the exception of the Chairman, has been determined to be independent as defined under NYSE regulations, and all committees of the Board are made up entirely of independent directors.

In addition, the directors have unanimously elected, from the ranks of the independent directors, the Chairman of the Public Policy and Governance Committee as the Board’s Presiding Director. The Presiding Director’s duties and responsibilities include: (i) presiding at all meetings of the Board at which the Chairman is not present; (ii) serving as a liaison between the Chairman and the independent directors; (iii) approving information sent to the Board; (iv) approving meeting agendas for the Board; (v) approving meeting schedules to assure that there is sufficient time for discussion of all agenda items; (vi) authority to call meetings of the independent directors; and (vii) if requested by major stockholders, ensuring that he is available for consultation and direct communication. Based on these duties and responsibilities, the Board believes that the Presiding Director provides an effective “counter-balance” to the combined role of CEO and Chairman.

Given the strong leadership of the Company’s Chairman and CEO, the counter-balancing role of the Presiding Director and a Board comprised of strong and independent directors, the Board continues to believe it is in the best long-term interests of the Company and its stockholders to maintain the combined role of Chairman and CEO.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSAL 4

Proposal 5 - Stockholder Right to Act by Written Consent
Resolution Proposed by Stockholder
Resolved, Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to be consistent with applicable law and consistent with giving shareholders the fullest power to act by written consent consistent with applicable law. This includes shareholder ability to initiate any topic for written consent consistent with applicable law.

Supporting Statement of Proponent
Wet Seal (WTSLA) shareholders successfully used written consent to replace certain underperforming directors in 2012. This proposal topic also won majority shareholder support at 13 major companies in a single year. This included 67%-support at both Allstate and Sprint. Hundreds of major companies enable shareholder action by written consent.

Taking action by written consent in lieu of a meeting is a means shareholders can use to raise important matters outside the normal annual meeting cycle. A shareholder right to act by written consent and to call a special meeting are 2 complimentary ways to bring an important matter to the attention of both management and shareholders outside the annual meeting cycle.

A shareholder right to act by written consent is one method to equalize our limited provisions for shareholders to call a special meeting. Delaware law allows 10% of shareholders to call a special meeting. However 25% of Caterpillar shareholders are required to call a special meeting.

Our clearly improvable corporate governance (as reported in 2014) is an added incentive to vote for this proposal:

GMI Ratings, an independent investment research firm, gave Caterpillar a D in its governance, environmental and social rating. GMI said Susan Schwab was negatively flagged due to her involvement with the board of Calpine Corporation when it filed for bankruptcy. Jon Huntsman was potentially over-extended with director seats on 4 public companies. Edward Rust, chairman of our Public Policy Committee received our highest negative votes.

Douglas Oberhelman was given $14 million in 2013 Total Summary Pay. Caterpillar had not disclosed specific, quantifiable performance objectives for our CEO.

A 99-page report released by the U.S. Senate’s Permanent Subcommittee on Investigations said Caterpillar avoided paying $2.4 billion in U.S. taxes from 2000 through 2012 by moving profits from sales of replacement parts through a low-tax unit it set up in Switzerland. March 2014

A unit of Caterpillar was probed by federal investigators to determine if it had dumped train parts into the ocean off California as part of a scam to charge customers for parts they didn’t need. November 2013

Caterpillar announced a noncash goodwill impairment charge of $580M in connection with the Siwei acquisition. January 2013

Returning to the core topic of this proposal from the context of our clearly improvable corporate governance, please vote to protect shareholder value:

Right to Act by Written Consent -Proposal 5

Caterpillar Response to Proposal 5 - Stockholder Right to Act by Written Consent
After careful consideration, the Board recommends a vote AGAINST this proposal for the reasons provided below.

The Board believes that all stockholders should have the opportunity to deliberate and vote on pending stockholder actions, and that therefore stockholders should generally act only in the context of an annual or special meeting. To that end, the Company’s organizational documents allow holders of 25 percent or more, in the aggregate, of Caterpillar’s shares to call a special stockholder meeting. This practice allows our stockholders to bring important matters before all stockholders for consideration, while providing the Board with an adequate opportunity to examine any proposed action and provide a carefully considered recommendation to our stockholders. In addition, the Company has afforded stockholders numerous ways to contact members of the Board and share thoughts, opinions and concerns about the Company.

The Board believes that action by written consent can be used to circumvent the important deliberative process of a stockholder meeting. Written consent rights as proposed could deprive many stockholders of the opportunity to deliberate in an open and transparent manner, or even receive accurate and complete information on important pending actions. In addition, permitting stockholder action by written consent can create substantial confusion and disruption for stockholders, as multiple stockholder groups could solicit multiple written consents simultaneously, some of which may be duplicative or contradictory.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSAL 5

Proposal 6 - Review of Global Corporate Standards
Resolution Proposed by Stockholder
Whereas, Caterpillar, a global corporation, faces increasingly complex problems as the international social and cultural context changes.

Companies are faced with ethical and legal challenges arising from diverse cultures and political and economic contexts. Today, management must address issues that include human rights, workers’ right to organize, non-discrimination in the workplace, protection of environment and sustainable community development. Caterpillar itself does business in countries with human rights challenges including China, Colombia, Myanmar/Burma, Syria and Israel and the occupied Palestinian territories.

We believe global companies must implement comprehensive codes of conduct, such as those found in Principles for Global Corporate Responsibility: Bench Marks for Measuring Business Performance, developed by an international group of religious investors. (www.bench-marks.org) Companies must formulate policies to reduce risk to reputation in the global marketplace. To address this situation, some companies, such as Hewlett-Packard and Coca-Cola, are even extending policies to include franchisees, licensees and agents that market, distribute or sell their products.

In August 2003, the United Nations Sub-Commission on the Promotion and Protection of Human Rights took historic action by adopting Norms on the Responsibilities of Transnational Corporations and Other Business Enterprises with Regard to Human Rights. (www1.umn.edu/humanrts/links/NormsApril2003.html)

RESOLVED: shareholders request the Board of Directors to review and amend, where applicable, Caterpillar’s policies related to human rights that guide international and U.S. operations, extending policies to include franchisees, licensees and agents that market, distribute or sell its products, to conform more fully with international human rights and humanitarian standards, and that a summary of this review be posted on Caterpillar’s website by October 2015.

Supporting Statement of Proponent
Caterpillar’s current policy, the Worldwide Code of Conduct, contains no references to existing international human rights codes except for a corporate policy of non-discrimination, and aspirational goals to maintain employee health and safety. It does not apply to company dealers whose activities can carry extensive reputational risks for Caterpillar. We believe company policies should reflect more robust, comprehensive understanding of human rights.

We recommend the review include policies designed to protect human rights--civil, political, social, environmental, cultural and economic--based on internationally recognized human rights standards, i.e., Universal Declaration of Human Rights, Fourth Geneva Convention, International Covenant on Civil and Political Rights, core labor standards of the International Labor Organization, International Covenant on Economic, Cultural and Social Rights, and United Nations resolutions and reports of UN special rapporteurs on countries where Caterpillar does business.

This review and report will assure shareholders that Caterpillar policies and practices reflect or conform to human rights conventions and guidelines and international law. While not recommending specific provisions of above-named international conventions, we believe significant commercial advantages may accrue to Caterpillar by adopting a comprehensive policy based on UN Human Rights Norms serving to enhance corporate reputation, improve employee recruitment and retention, improve community and stakeholder relations and reduce risk of adverse publicity, consumer boycotts, divestment campaigns already underway in churches and university campuses as well as lawsuits.

Caterpillar Response to Proposal 6 - Review of Global Corporate Standards
After careful consideration, the Board recommends a vote AGAINST this proposal for the reasons provided below.

Under the oversight of the Public Policy and Governance Committee, the Company’s management recently developed a human rights policy to guide the Company’s international and U.S. operations. These actions included obtaining the input of a cross section of Caterpillar officers and managers; a review of industry guidance in the human rights area; benchmarking against peer companies, customers and recognized leading companies on human rights practices and disclosure; consideration of various international human rights standards, including the United Nations Declaration of Human Rights and the International Labor Organizations Declaration on Fundamental Principles and Rights of Work; and consideration of the application of the policy to Caterpillar’s suppliers and dealers. This input was provided to members of a cross-functional steering committee that formulated the draft human rights policy. In February 2015, the Public Policy and Governance Committee gave its final approval to the draft human rights policy and the timeline for management to socialize the human rights policy with internal and external stakeholders, which will result in the website publication and implementation of the human rights policy prior to August 2015. Given that the proposal has already been substantially implemented, the Board does not believe this proposal is necessary.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSAL 6

Proposal 7 - Review of Human Rights Policy
Resolution Proposed by Stockholder
Whereas, the Securities and Exchange Commission has consistently recognized that human rights constitute significant policy issues.

Whereas, the United Nations’ “Universal Declaration of Human Rights,” endorsed and in part drafted by the United States, provides that “[e]veryone has the right to take part in the government of his country,” and that “[t]he will of the people shall be the basis of the authority of government; this will shall be expressed in periodic and genuine elections.”

Whereas, the United States of America was founded on the ideal of a representative government with the duty of protecting the rights of its citizens - to wit, the Declaration of Independence makes clear that “to secure these rights, Governments are instituted among Men, deriving their just powers from the consent of the governed.”

Resolved, the proponent requests that management review its policies related to human rights to assess areas in which the Company may need to adopt and implement additional policies and to report its findings, omitting proprietary information and at a reasonable expense, by December 2015.

Supporting Statement of Proponent
If management chooses, the review can consider whether the Company’s policies permit employees to take part in his or her government free from retribution.

Caterpillar Response to Proposal 7 - Review of Human Rights Policy
After careful consideration, the Board recommends a vote AGAINST this proposal for the reasons provided below.

Under the oversight of the Public Policy and Governance Committee, the Company’s management recently developed a human rights policy to guide the Company’s international and U.S. operations. These actions included obtaining the input of a cross section of Caterpillar officers and managers; a review of industry guidance in the human rights area; benchmarking against peer companies, customers and recognized leading companies on human rights practices and disclosure; consideration of various international human rights standards, including the United Nations Declaration of Human Rights and the International Labor Organizations Declaration on Fundamental Principles and Rights of Work; and consideration of the application of the policy to Caterpillar’s suppliers and dealers. This input was provided to members of a cross-functional steering committee that formulated the draft human rights policy. In February 2015, the Public Policy and Governance Committee gave its final approval to the draft human rights policy and the timeline for management to socialize the human rights policy with internal and external stakeholders, which will result in the website publication and implementation of the human rights policy prior to August 2015. Given that the proposal has already been substantially implemented, the Board does not believe this proposal is necessary.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSAL 7

OTHER IMPORTANT INFORMATION

Persons Owning More than Five Percent of Caterpillar Common Stock
The following table lists those persons or groups (based on a review of Schedules 13G filed with the SEC) who beneficially own more than five percent of Caterpillar common stock as of December 31, 2014.

	Voting Authority		Dispositive Authority		Total Amount of Beneficial Ownership	Percent of Class
Name and Address	Sole	Shared	Sole	Shared
State Street Corporation and various direct and indirect subsidiaries [1] State Street Financial Center One Lincoln Street Boston, MA 02111	0	59,086,900	0	59,086,900	59,086,900	9.8
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	1,042,554	0	36,814,209	990,618	37,804,827	6.24
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	25,227,931	0	30,284,244	0	30,284,244	5.0
1	State Street Bank and Trust Company serves as investment manager for certain Caterpillar defined contribution plans (26,242,912 shares).

Security Ownership of Executive Officers and Directors
Security ownership of Caterpillar’s Executive Officers, Board of Directors and Nominee to the Board of Directors (as of December 31, 2014) is included in the following table.

	Common Stock [1]	Shares underlying Stock Options/ SARs exercisable within 60 days	Additional Stock Options/ SARs exercisable upon retirement [2]	Total
David L. Calhoun	4,619	—	—	4,619
Daniel M. Dickinson	9,765	5,833	—	15,598
Juan Gallardo	257,416	20,833	—	278,249
Jesse J. Greene, Jr.	10,371	—	—	10,371
Bradley M. Halverson	20,410	86,894	—	107,304
Jon M. Huntsman, Jr.	2,413	—	—	2,413
Stuart L. Levenick	187,369	579,681	235,427	1,002,477
Peter A. Magowan	315,663	20,833	—	336,496
Dennis A. Muilenburg	3,322	—	—	3,322
Douglas R. Oberhelman	230,196	1,016,126	839,880	2,086,202
William A. Osborn	52,160	—	—	52,160
Edward J. Rapp	73,814	555,657	227,233	856,704
Debra L. Reed	—	—	—	—
Edward B. Rust, Jr.	26,898	12,833	—	39,731
Susan C. Schwab	10,633	—	—	10,633
D. James Umpleby III	33,572	51,248	186,998	271,818
Miles D. White	4,040	—	—	4,040
All directors and executive officers as a group [3]	1,157,692	3,108,710	1,679,760	5,946,162
1
Common stock that is directly or indirectly beneficially owned, including stock that is individually or jointly owned and shares over which the individual has either sole or shared investment or voting authority.

2
SARs or RSUs that are not presently exercisable within 60 days but that would become immediately exercisable if such individual was eligible to retire and elected to retire pursuant to long-service separation.

3
This group includes directors, named executive officers and four additional executive officers subject to Section 16 filing requirements (group). Amount includes 3,072 shares for which voting and investment power is shared. No individual within the group beneficially owns more than one percent of our stock. The group beneficially owns 0.26 percent of the Company’s outstanding common stock. None of the shares held by the group has been pledged.

Section 16(a) Beneficial Ownership Reporting Compliance
Based on a review of our records, we believe that all reports required to be filed during 2014 pursuant to Section 16(a) of the Securities Exchange Act of 1934 were filed on a timely basis.

Matters Raised at the Annual Meeting not Included in this Statement
We do not know of any matters to be acted upon at the Annual Meeting other than those discussed in this statement. If any other matter is properly presented, proxy holders will vote on the matter in their discretion.

Stockholder Proposals and Director Nominations for the 2016 Annual Meeting
A proposal for action or the nomination of a director to be presented by any stockholder at the 2016 annual meeting of stockholders will be acted on only:

•
If the proposal is to be included in our proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, the proposal is received at the office of the Corporate Secretary on or before January 3, 2016;

•
If the proposal or the nomination of a director is not to be included in the proxy statement, the proposal is received at the office of the Corporate Secretary no earlier than February 11, 2016, and no later than April 11, 2016.

In each case, your proposal or nomination must be delivered in the manner and accompanied by the information required in our bylaws. You may request a copy of the bylaws by writing to Caterpillar Inc. c/o Corporate Secretary at 100 NE Adams Street, Peoria, Illinois 61629. They are also available on our website at www.caterpillar.com/governance. Stockholder proposals or director nominations should also be sent to the Corporate Secretary at the above address. Additionally, we request that you send a copy to the following facsimile number: 309-675-6620.

Access to Form 10-K
On written request, we will provide, without charge to each record or beneficial holder of Caterpillar common stock as of April 13, 2015, a copy of our Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC, including the financial statements and schedules thereto. Written requests should be directed to Caterpillar Inc. c/o Corporate Secretary at 100 NE Adams Street, Peoria, Illinois 61629.

Frequently Asked Questions Regarding Meeting Attendance and Voting

Q:	Why am I receiving these proxy materials?

A:
You have received these proxy materials because you are a Caterpillar stockholder and Caterpillar’s Board of Directors is soliciting your authority (or proxy) to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under SEC rules and is designed to assist you in voting your shares.

Q:	Why didn’t I receive an annual report or sustainability report with my proxy materials?

A:
Our 2014 Year in Review and 2014 Sustainability Report are available online at reports.caterpillar.com. The online, interactive format of the reports furthers our efforts to lower costs and reduce the environmental impact of our communications. As required by SEC rules, complete financial statements, financial statement notes and management’s discussion and analysis for 2014 are included with the proxy statement distributed to stockholders.

Q:	How do I obtain an admission ticket to attend the Annual Meeting?

A:	Anyone wishing to attend the Annual Meeting must have an admission ticket issued in his or her name. Admission is limited to:
	•	Stockholders on April 13, 2015, together with one immediate family member;
	•	Stockholders’ authorized proxy holders on April 13, 2015; or
	•	An authorized representative of a registered stockholder who has been designated to present a stockholder proposal.

You must provide evidence of your ownership of shares with your ticket request and follow the requirements for obtaining an admission ticket specified in the “Admission and Ticket Request Procedure” on page 52. Accredited members of the media and analysts are also permitted to attend the Annual Meeting by following the directions provided in the “Admission and Ticket Request Procedure” on page 52.

Q:	What is the difference between a registered stockholder and a street name holder?

A:
A registered stockholder is a stockholder whose ownership of Caterpillar common stock is reflected directly on the books and records of our transfer agent, Computershare Shareowner Services LLC. If you hold stock through a bank, broker or other intermediary, you hold your shares in “street name” and are not a registered stockholder. For shares held in street name, the registered stockholder is a bank, broker or other intermediary. Caterpillar only has access to ownership records for registered stockholders.

Q:	When was the record date and who is entitled to vote?

A:
The Board set April 13, 2015 as the record date for the Annual Meeting. Holders of Caterpillar common stock as of the record date are entitled to one vote per share. As of April 13, 2015, there were approximately 603,700,000 shares of Caterpillar common stock outstanding.
A list of all registered stockholders as of the record date will be available for examination by stockholders during normal business hours at 100 NE Adams Street, Peoria, Illinois 61629 at least ten days prior to the Annual Meeting and will also be available for examination at the Annual Meeting.

Q:	How do I vote?

A:	You may vote by any of the following methods:

In Person - Stockholders that obtain an admission ticket and attend the Annual Meeting will receive a ballot for voting. If you hold shares in street name, you must also obtain a legal proxy from your broker to vote in person and submit the proxy along with your ballot at the meeting.

By Mail - Complete, sign and return the proxy and/or voting instruction card provided.
By Mobile Device - Scan this QR code and follow the voting links.
By Phone - Follow the instructions on your Internet Notice, proxy and/or voting instruction card or email notice.
By Internet - Follow the instructions on your Internet Notice, proxy and/or voting instruction card or email notice.

If you vote by phone or the Internet, please have your Internet Notice, proxy and/or voting instruction card or email notice available. The control number appearing on your Internet Notice, proxy and/or voting instruction card or email notice is necessary to process your vote. A mobile device, phone or Internet vote authorizes the named proxies in the same manner as if you marked, signed and returned the card by mail.

Q:	How do I vote my 401(k) or savings plan shares?

A:
If you participate in a 401(k) or savings plan sponsored by Caterpillar or one of its subsidiaries that includes a Caterpillar stock investment fund, you may give voting instructions to the plan trustee with respect to the shares of Caterpillar common stock in that fund that are associated with your plan account. The plan trustee will follow your voting instructions unless it determines that to do so would be contrary to law. If you do not provide voting instructions, the plan trustee will act in accordance with the employee benefit plan documents. In general, the plan documents specify that the trustee will vote the shares for which it does not receive instructions in the same proportion that it votes shares for which it received timely instructions, unless it determines that to do so would be contrary to law.
You may revoke previously given voting instructions by following the instructions provided by the trustee.

Q:	What are “broker non-votes” and why is it important that I submit my voting instructions for shares I hold in street name?

A:
Under the rules of the New York Stock Exchange (NYSE), if a broker or other financial institution holds your shares in its name and you do not provide your voting instructions to them, that firm’s discretion to vote your shares for you is very limited. For this Annual Meeting, in the absence of your voting instructions, your broker only has discretion to vote on Proposal 2, the ratification of the appointment of our independent registered public accounting firm. It does not have discretion to vote your shares for any of the other proposals expected to be presented at the Annual Meeting. If you do not provide voting instructions and your broker elects to vote your shares on Proposal 2, the missing votes for each of the other proposals are considered “broker non-votes.”
Whether or not you plan to attend the Annual Meeting, we encourage you to vote your shares promptly.

Q:	How can I authorize someone else to attend the Annual Meeting or vote for me?

A:
Registered stockholders can authorize someone other than the individual(s) named on the proxy and/or voting instruction card to attend the meeting or vote on their behalf by crossing out the individual(s) named on the card and inserting the name of the individual being authorized or by providing a written authorization to the individual being authorized.
Street name holders can authorize someone other than the individual(s) named on the legal proxy obtained from their broker to attend the meeting or vote on their behalf by providing a written authorization to the individual being authorized along with the legal proxy.
To obtain an admission ticket for an authorized proxy representative, see the requirements specified in the “Admission and Ticket Request Procedure” on page 52.

Q:	How can I change or revoke my proxy?

A:
Registered stockholders: You may change or revoke your proxy by submitting a written notice of revocation to Caterpillar Inc. c/o Corporate Secretary at 100 NE Adams Street, Peoria, Illinois 61629 before the Annual Meeting or by attending the Annual Meeting and voting in person. For all methods of voting, the last vote cast will supersede all previous votes.
Holders in street name: You may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker.

Q:	Is my vote confidential?

A:
Yes. Proxy cards, ballots, Internet, telephone and mobile device votes that identify stockholders are kept confidential. There are exceptions for contested proxy solicitations or when necessary to meet legal requirements. Innisfree M&A Incorporated, the independent proxy tabulator used by Caterpillar, counts the votes and acts as the inspector of election for the Annual Meeting.

Q:	What is the quorum requirement for the Annual Meeting?

A:
A quorum of stockholders is necessary to hold a valid meeting. Holders of at least one-third of all Caterpillar common stock must be present in person or by proxy at the Annual Meeting to constitute a quorum. Abstentions and broker non-votes are counted as present for establishing a quorum.

Q:	What vote is necessary for action to be taken on proposals?

A:
In uncontested elections, director nominees are elected by a majority vote of the shares cast, meaning that each director nominee must receive a greater number of shares voted “for” such director than shares voted “against” such director. If an incumbent director does not receive a greater number of shares voted “for” such director than shares voted “against” such director, then such director must tender his or her resignation to the board of directors.
In a contested election, director nominees are elected by a plurality of the votes cast, meaning that the nominees with the most affirmative votes are elected to fill the available seats.
All other actions presented for a vote of the stockholders at the Annual Meeting require an affirmative vote of the majority of shares present in person or by proxy and entitled to vote on the subject matter.
Abstentions will have no effect on director elections. Abstentions will have the effect of a vote against all other proposals. Broker non-votes will not have an effect on any of the proposals presented for your vote.
Votes submitted by mail, telephone, mobile device or Internet will be voted by the individuals named on the card (or the individual properly authorized) in the manner indicated. If you do not specify how you want your shares voted, they will be voted in accordance with the Board’s recommendations. If you hold shares in more than one account, you must vote each proxy and/or voting instruction card you receive to ensure that all shares you own are voted.

Q:	What does it mean if I receive more than one proxy card?

A:
Whenever possible, registered shares and plan shares for multiple accounts with the same registration will be combined into the same proxy card. Shares with different registrations cannot be combined and as a result, you may receive more than one proxy card. For example, shares held in your individual account will not be combined on the same proxy card as shares held in a joint account with your spouse.
Street shares are not combined with registered or plan shares and may result in your receipt of more than one proxy card. For example, shares held by a broker for your account will not be combined with shares registered directly in your name.
If you hold shares in more than one form, you must vote separately for each notice, proxy and/or voting instruction card or email notification you receive that has a unique control number to ensure that all shares you own are voted.
If you receive more than one proxy card for accounts that you believe could be combined because the registration is the same, contact our transfer agent (for registered shares) or your broker (for street shares) to request that the accounts be combined for future mailings.

Q:	Who pays for the solicitation of proxies?

A:
Caterpillar pays the cost of soliciting proxies on behalf of the Board. This solicitation is being made by mail and through the Internet, but also may be made by telephone or in person. We have hired Innisfree to assist in the solicitation. We will pay Innisfree a fee of $15,000 for these services, and will reimburse their out-of-pocket expenses. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes. Proxies also may be solicited on behalf of the Board by directors, officers or employees of Caterpillar by telephone or in person, or by mail or through the Internet. No additional compensation will be paid to such directors, officers, or employees for soliciting proxies.

Q:	Where can I find voting results of the Annual Meeting?

A:	We will announce preliminary voting results at the Annual Meeting and publish the results in a Form 8-K filed with the SEC within four business days after the Annual Meeting.

Admission and Ticket Request Procedure
Admission
Admission is limited to stockholders on April 13, 2015 and one immediate family member, or one individual designated as a stockholder’s authorized proxy holder or one representative designated in writing to present a stockholder proposal. In each case, the individual must have an admission ticket and valid government issued photo identification to be admitted to the Annual Meeting. In addition, share ownership will be verified by one of the following methods:

Registered Stockholders	Street Name Holders
Option A • Name(s) of stockholder, • Address, • Phone number, and • Social security number or stockholder account key; or Option B • A copy of your proxy card or notice showing stockholder name and address	One of the following:

• A copy of your April brokerage account statement showing Caterpillar stock ownership as of April 13, 2015; or
• A letter from your broker, bank or other nominee verifying your ownership as of April 13, 2015; or
• A copy of your brokerage account voting instruction card showing stockholder name and address

Also include:	Also include:
• Name of immediate family member guest, if not a stockholder • Name of authorized proxy representative, if applicable • Address where tickets should be mailed and phone number	• Name of immediate family member guest, if not a stockholder • Name of authorized proxy representative, if applicable • Address where tickets should be mailed and phone number

Ticket Request Deadline
Ticket requests must include all information specified in the applicable table above and be submitted in writing and received by Caterpillar on or before May 27, 2015. No requests will be processed after that date.

To Submit a Request
Submit ticket requests by mail to Caterpillar Inc. c/o Corporate Secretary, 100 NE Adams Street, Peoria, Illinois 61629-7310 or by email to catshareservices@cat.com. Ticket requests by telephone will not be accepted.

Authorized Proxy Representative
A stockholder may appoint a representative to attend the Annual Meeting and/or vote on his/her behalf. The admission ticket must be requested by the stockholder but will be issued in the name of the authorized representative. Individuals holding admission tickets that are not issued in their name will not be admitted to the Annual Meeting. The stockholder information specified below and a written proxy authorization must accompany the ticket request.

Proponent of a Stockholder Proposal
For each stockholder proposal included in this proxy statement, the stockholder sponsor should notify the Company in writing of the individual authorized to present the proposal on behalf of the stockholder at the Annual Meeting. One admission ticket will be issued for the designated representative.

Media
Accredited members of the media must register with the Company prior to the Annual Meeting. To register, please contact Rachel Potts by phone 309-675-6892 or email (Potts_Rachel_A@cat.com).

Analysts
Analysts must register with the Company prior to the Annual Meeting. To register, please contact Rich Moore, Director of Investor Relations, by phone 309-675-4549 or email (CATir@cat.com).

2015 Proxy Card
PROXY AND VOTING INSTRUCTION
ANNUAL MEETING OF STOCKHOLDERS-- JUNE 10, 2015

This proxy is solicited on behalf of the Board of Directors

At the Annual Meeting of Stockholders of Caterpillar Inc. (the “Company” or “Caterpillar”) on June 10, 2015, or at any adjournments or postponements thereof, the undersigned hereby (i) appoints Christopher M. REITZ, Patrick G. HOLCOMBE and Joni J. FUNK, and each of them, proxies with power of substitution to vote the common stock of the undersigned and/or (ii) directs THE NORTHERN TRUST COMPANY or CIBC MELLON TRUST COMPANY, as Trustee, to appoint Christopher M. REITZ, Patrick G. HOLCOMBE and Joni J. FUNK, and each of them, proxies with power of substitution to vote all shares of the Company’s stock credited to the accounts of the undersigned under any Caterpillar or subsidiary employee benefit plan at the close of business on April 13, 2015, as directed hereon on the listed matters, and, in their discretion, on any other matters that may come before the meeting. For employee benefit plan participants, if the trustees have not received directions from the undersigned by 8:00 a.m. Eastern Time, on June 8, 2015, the trustees will act in accordance with the employee benefit plan documents.

You are encouraged to specify your choices by marking the appropriate boxes. However, if you wish to vote in accordance with the Board of Directors’ recommendations, simply sign and return this card.

This Proxy, when properly executed, will be voted in the manner you have directed. If you return a signed proxy with no direction given, it will be voted in accordance with the Board of Directors’ recommendations.

SEE REVERSE SIDE
^TO VOTE BY MAIL, PLEASE DETACH HERE^

PLEASE VOTE TODAY!
SEE REVERSE SIDE FOR FOUR EASY WAYS TO VOTE.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 10, 2015: This Notice of Annual Meeting and Proxy Statement and the 2014 General and Financial Information are available at www.eproxyaccess.com/cat2015

ELECTRONIC DELIVERY OF PROXY MATERIALS
Sign up to receive next year’s proxy materials via the Internet. To sign up for this optional service, visit https://www.proxyvotenow.com/cat. Please note you must type an “s” after “http”.

X	Please mark your vote as in this example
This Proxy, when properly executed, will be voted in the manner you have directed. If no direction is given, this signed Proxy will be voted in accordance with the Board of Directors' recommendations.
The Board of Directors recommends a vote FOR all of the nominees for Director in Proposal 1
1. Elect the following nominees as directors:		FOR	AGAINST	ABSTAIN
01. David L. Calhoun

02. Daniel M. Dickinson

03. Juan Gallardo

04. Jesse J. Greene, Jr.

05. Jon M. Huntsman, Jr.

06. Dennis A. Muilenburg

07. Douglas R. Oberhelman

08. William A. Osborn

09. Debra L. Reed

10. Edward B. Rust, Jr.

11. Susan C. Schwab

12. Miles D. White

The Board of Directors recommends a vote FOR Proposals 2 and 3
	FOR	AGAINST	ABSTAIN
2. Ratify the appointment of the independent registered public accounting firm for 2015.

3. Advisory vote on executive compensation.

The Board of Directors recommends a vote AGAINST Proposals 4. 5, 6 and 7
	FOR	AGAINST	ABSTAIN
4. Stockholder proposal - Independent board chairman.

5. Stockholder proposal - Stockholder right to act by written consent.

6. Stockholder proposal - Review of global corporate standards.

7. Stockholder proposal - Review of human rights policy.

DATE	2015

SIGNATURE

SIGNATURE

NOTE: Please sign exactly as name appears hereon. If more than one owner, each must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

^TO VOTE BY MAIL, PLEASE DETACH HERE^
YOUR VOTE IS IMPORTANT.

Please take a moment now to vote your shares of Caterpillar Inc.
common stock for the upcoming Annual Meeting of Stockholders.

YOU CAN VOTE TODAY USING ONE OF THE FOLLLOWING METHODS:

Vote by Internet-Please access https://www.proxyvotenow.com/cat and follow the instructions on the screen. Please note you must type an “s” after “http”.

Mobile Device-Scan this QR code to vote with your mobile device.

Vote by Telephone-Please call toll-free at 1-888-216-1363 on a touch-tone telephone and follow the recorded instructions. Your vote will be confirmed and cast as you direct. (Telephone voting is available for residents of the U.S. and Canada only.)

Vote by Mail-Please complete, sign, date and return the proxy card in the envelope provided to: Caterpillar Inc., c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5156, New York, NY 10150-5156.

[Control Number]

You may vote by telephone, mobile device or Internet 24 hours a day, 7 days a week.
Your telephone, mobile device or Internet vote authorizes the named proxies in the same manner as if you had marked, signed and returned a proxy card.

2015 Notice Card

Important Notice Regarding the Availability of
Proxy Materials for the Caterpillar Inc.
Annual Meeting of Stockholders to Be Held on June 10, 2015

As allowed under U.S. Securities and Exchange Commission rules, you are receiving this notice that the proxy materials, including the 2015 proxy statement and 2014 general and financial information, for the Caterpillar Inc. 2015 Annual Meeting of Stockholders are available on the Internet. Follow the instructions below to view the proxy materials and vote online or request paper or e-mail copies. Information about the annual meeting, including the items to be voted on, is provided on the reverse side of this notice.

THIS IS NOT A PROXY CARD. If you wish to cast your vote on a traditional proxy card, you must request that a paper copy of the proxy materials be mailed to you by following the instructions at the bottom of this page.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

[Control Number]
To view the proxy materials, please have this notice available and visit:

www.eproxyaccess.com/cat2015

Please have this notice available when you access the voting website. Follow the instructions on the screen to log into the website to vote. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned a proxy card.

If you want to receive a paper or e-mail copy of the proxy materials, you must request one by following the instructions below:

•	Internet - Go to www.eproxyaccess.com/cat2015 and follow the registration instructions.

•	Telephone - Call us free of charge at 1-888-216-1280 from within the United States or Canada.
From other locations please call +1 215-521-1341.

•
E-mail - Send us an e-mail at cat@eproxyaccess.com, using the number in the box above as the subject line, and state whether you wish to receive a paper or e-mail copy of the proxy materials and whether your request is for this meeting only or all future meetings.

There is no charge to you for requesting a copy. Please make your request for a copy as instructed above on or before June 1, 2015 to facilitate timely delivery.

Caterpillar Inc.
Notice of Annual Meeting of Stockholders

The annual meeting of stockholders of Caterpillar Inc. will be held on Wednesday, June 10, 2015 at 8:00 a.m., Central Daylight Time, at The Columbian Theatre, 521 Lincoln Avenue, Wamego, Kansas.

The matters intended to be acted upon at the meeting are listed below:

1.
Election of the following nominees as directors: David L. Calhoun, Daniel M. Dickinson, Juan Gallardo, Jesse J. Greene, Jr., Jon M. Huntsman, Jr., Dennis A. Muilenburg, Douglas R. Oberhelman, William A. Osborn, Debra L. Reed, Edward B. Rust, Jr., Susan C. Schwab and Miles D. White.

2.	Ratify the appointment of the independent registered public accounting firm for the 2015 fiscal year.

3.	Advisory vote on executive compensation.

4.	Stockholder proposal - Independent board chairman.

5.	Stockholder proposal - Stockholder right to act by written consent.

6.	Stockholder proposal - Review of global corporate standards.

7.	Stockholder proposal - Review of human rights policy.

8.	To consider such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors recommends that you vote FOR the election of each of the nominees for director, FOR the ratification of the appointment of the independent registered public accounting firm for the 2015 fiscal year and FOR executive compensation. The Board of Directors recommends that you vote AGAINST the four stockholder proposals.

THIS IS NOT A PROXY CARD. If you wish to cast your vote on a traditional proxy card, you must request that a paper copy of the proxy materials be mailed to you by following the instructions on the reverse side of this notice.

These items of business are more fully described in the proxy materials relating to the annual meeting. Follow the instructions on the reverse side of this notice to view the proxy materials and vote via the Internet or to request a paper or e-mail copy of the proxy materials. Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

You are entitled to vote at the annual meeting only if you were a stockholder of Caterpillar Inc. as of the close of business on April 13, 2015, which is the record date for the annual meeting.

You must have an admission ticket to attend the meeting the meeting. Procedures for requesting an admission ticket are included in the proxy materials. Directions to attend the meeting will be provided along with admission tickets.